Exhibit 10.1
AMENDMENT NO. 4 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 10, 2026 by and among QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the “Company”), certain Subsidiaries of the Company party hereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each guarantor party hereto (the “Guarantors” and together with the Borrowers, the “Loan Parties”), each lender party hereto (collectively, the “Lenders” and, individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Administrative Agent, and the lenders from time to time party thereto have entered into that certain Credit Agreement dated as of August 1, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, including pursuant to Amendment No. 1 to Credit Agreement, dated as of March 17, 2020, Amendment No. 2 to Credit Agreement (LIBOR Transition), dated as of December 10, 2021, and Amendment No. 3 to Credit Agreement, dated as of June 17, 2022, the “Existing Credit Agreement,” and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Amended Credit Agreement);
WHEREAS, the Borrowers desire to amend the Existing Credit Agreement to, among other things, (i) establish (A) a new senior secured euro-denominated term loan facility in an aggregate principal amount equal to the amount in Euros that is equivalent of $250,000,000 (the “New Euro Term Facility” and the loans thereunder, the “New Euro Term Loans”), (B) a new senior secured U.S. dollar-denominated term loan facility in an aggregate principal amount of $550,000,000 (the “New U.S. Term Facility” and the loans thereunder, the “New U.S. Term Loans” and, the New U.S. Term Facility, together with the New Euro Term Facility, the “New Term Facilities”) and (C) a new senior secured revolving credit facility in an aggregate principal amount of $800,000,000 (the “New Revolving Credit Facility” and the loans thereunder, the “New Revolving Credit Loans” and the commitments thereunder the “New Revolving Credit Commitments”), (ii) use the proceeds of the New Term Facilities and borrowings under the New Revolving Credit Facility to repay in full all U.S. Term Loans, Euro Term Loans and Revolving Credit Loans (each as defined in the Existing Credit Agreement), together with any unpaid interest and fees in respect thereof that accrue to but not including the Amendment No. 4 Effective Date (as defined below), and terminate the Revolving Credit Commitments (as defined in the Existing Credit Agreement) and (iii) effect certain other changes to the Existing Credit Agreement as set forth in the Amended Credit Agreement;

WHEREAS, certain Lenders signatory hereto (each, a “New Euro Term Lender”) have agreed to provide Euro Term Commitments in an amount equal to the amount opposite such Lender’s name in Schedule 2.01 to the Amended Credit Agreement;

WHEREAS, certain Lenders signatory hereto (each, a “New U.S. Term Lender”) have agreed to provide U.S. Term Commitments in an amount equal to the amount opposite such Lender’s name in Schedule 2.01 to the Amended Credit Agreement;

WHEREAS, certain Lenders signatory hereto (each, a “New Revolving Credit Lender”) have agreed to provide Revolving Credit Commitments in an amount equal to the amount opposite such Lender’s name in Schedule 2.01 to the Amended Credit Agreement; and

WHEREAS, the Borrowers have requested that the Administrative Agent, the L/C Issuer and the Lenders agree to amend the Existing Credit Agreement (including the Schedules and Exhibits) as set forth herein, and the Administrative Agent, the L/C Issuer and the Lenders, subject to the terms and conditions contained herein, are willing to effect such amendment and modification on the terms and conditions contained in this Amendment;
WHEREAS, the Loan Parties are willing to execute and deliver this Amendment;
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.Amendments. Subject to the terms and conditions set forth herein:
(a)the Existing Credit Agreement is hereby amended to be as set forth in Exhibit A hereto;
(b)the schedules to the Existing Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibit B hereto; and
(c)the Exhibits to the Existing Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibit C hereto.

2.Effectiveness; Conditions Precedent.
The effectiveness of this Amendment and the amendment to the Existing Credit Agreement provided in Section 1 hereof are subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Amendment No. 4 Effective Date”):
(a)The Administrative Agent shall have received the following, each of which shall be originals or PDFs or telecopies (in each case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Amendment No. 4 Effective Date (or, in the case of certificates of governmental officials or authorizing resolutions, a recent date before the Amendment No. 4 Effective Date and, in the case of authorizing resolutions, certified to by a Responsible Officer as of the Amendment No. 4 Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i) counterparts of this Amendment;
(ii)a Note executed by each Borrower in favor of each Lender requesting a Note with respect to the applicable Facility;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Borrower or Guarantor is a party or is to be a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each Guarantor is duly organized or formed, and that each Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)customary opinions of Faegre Drinker Biddle & Reath LLP and, in respect of the Dutch Borrower, Baker & McKenzie Amsterdam N.V., in each case counsel or special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Amendment No. 4 Effective Date;
(vi)a certificate of a Responsible Officer certifying that the conditions specified in Sections 2(b) and (e) hereof have been satisfied;
(vii)a solvency certificate substantially in the form of Exhibit G to the Amended Credit Agreement signed by the chief financial officer of the Company;
(viii)copies of UCC, tax and judgment Lien searches in each applicable jurisdiction reasonably requested by the Administrative Agent; and
(ix)(A) a Request for Credit Extension in accordance with the requirements of the Amended Credit Agreement (including the notice periods set forth in Section 2.02(a) with respect to each Type of Loan being requested on the Amendment No. 4 Effective Date, and with a copy to the L/C Issuer or the applicable Swing Line Lender, if applicable), and (B) a Funding Indemnity Letter with respect to the New Euro Term Facility and, as applicable, any other Alternative Currency loans to be made on the Amendment No. 4 Effective Date;
(b)Since December 31, 2025, there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;
(c)The Administrative Agent and the Lenders shall have received (i) at least one Business Day before the Amendment No. 4 Effective Date all documentation and other information about the Loan Parties and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or the Lenders in writing at least five (5) business days prior to the Amendment No. 4 Effective Date and that the Administrative Agent and the Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act (provided that such information shall, to the extent requested at least ten (10) Business Days prior to the Amendment No. 4 Effective Date, have been provided at least five (5) Business Days prior to the Amendment No. 4 Effective Date) and (ii) a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to each applicable Borrower, at least five (5) days prior to the Amendment No. 4 Effective Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation as to such Lender.
(d)All fees and expenses (A) payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 10.04(a) of the Amended Credit Agreement) estimated to date and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses) and (B) required to be paid by the Company on the Amendment No. 4 Effective Date pursuant to the Engagement Letter and Fee Letters (each as defined in the Amended Credit Agreement) shall have been paid;
(e)the representations and warranties set forth in Section 3 of this Amendment shall be true and correct in all material respects; and
(f)All U.S. Term Loans, Euro Term Loans and Revolving Credit Loans (each as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment No. 4 Effective Date shall be repaid, together with all accrued and unpaid interest on such Loans (as defined in the Existing Credit Agreement) and all accrued and unpaid fees, in each case, up to but excluding the Amendment No. 4 Effective Date, with the proceeds of the New Euro Term Loans, the New U.S. Term Loans and any New Revolving Credit Loans borrowed on the Amendment No. 4 Effective Date, and the Revolving Credit Commitments (as defined in the Existing Credit Agreement) shall be terminated substantially simultaneously with the effectiveness of this Amendment and the Borrowers shall have delivered a prepayment notice with respect to such repayment as required by Section 2.05 of the Existing Credit Agreement and a termination notice with respect to such termination as required by Section 2.06 of the Existing Credit Agreement.
For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment No. 4 Effective Date specifying its objection thereto.
3.Representations and Warranties.
In order to induce the Administrative Agent, the L/C Issuer and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent, the L/C Issuer and the Lenders as follows:
(a)The representations and warranties made by such Loan Party in Article V of the Amended Credit Agreement or in any other Loan Document, or which are contained in any document delivered pursuant to the Amended Credit Agreement or another Loan Document, are, in each case, true and correct in all material respects on and as of the date hereof, except that (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, such representations and warranties shall be true and correct in all respects, (ii) to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (iii) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively of Section 6.01 of the Existing Credit Agreement;
(b)This Amendment has been duly authorized, executed and delivered by such Loan Party, and constitutes a legal, valid and binding obligation of each Loan Party, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and
(c)Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.Entire Agreement. This Amendment is a Loan Document. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Amended Credit Agreement.
5.Full Force and Effect of Amended Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Amended Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

6.Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 10.14 AND 10.15 OF THE AMENDED CREDIT AGREEMENT.
7.Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
8.References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Amended Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Amended Credit Agreement shall be applicable to this Amendment.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Amended Credit Agreement.
10.No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Loan Documents or any obligations thereunder. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and affirms and confirms each of the Loan Documents to which it is a party and its joint and several Obligations thereunder, (ii) affirms that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and (iii) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms, (iv) ratifies and reaffirms its prior grant and the validity of the Liens and security interests made pursuant to the Collateral Documents and confirms that all such Liens and security interests continue in full force and effect to secure the Obligations under the Loan Documents after giving effect to this Amendment, (v) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment.
11.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Remainder of page is intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.
BORROWERS:
QUAKER CHEMICAL CORPORATION
By:    /s/ Thomas Coler
    Name:    Thomas Coler
    Title:    Executive Vice President and Chief Financial Officer

QUAKER HOUGHTON B.V.
By:    /s/ Antonius Johannes Theodorus Marie Luijks
Name:     Antonius Johannes Theodorus Marie Luijks
    Title:    Managing Director
GUARANTORS:
QUAKER HOUGHTON PA INC.
HOUGHTON TECHNICAL CORP.
SIFCO APPLIED SURFACE CONCEPTS, LLC
WALLOVER ENTERPRISES INC.

By:    /s/ Thomas Coler
    Name:    Thomas Coler
    Title:    President, Chief Financial Officer and Treasurer
AC PRODUCTS, INC.
By:    /s/ Thomas Coler
    Name:    Thomas Coler
    Title:    Treasurer
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

ECLI PRODUCTS, LLC
By:    /s/ Thomas Coler
    Name:    Thomas Coler
    Title:    Vice President

CORAL CHEMICAL COMPANY, LLC
By:    /s/ Thomas Coler
    Name:    Thomas Coler
    Title:    President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Elizabeth Uribe
    Name:    Elizabeth Uribe
    Title:    Assistant Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender, New Revolving Credit Lender, L/C Issuer and U.S. Dollar Swing Line Lender
By:    /s/ Kevin Dobosz
    Name:    Kevin Dobosz
    Title:    Senior Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, a Euro Swing Line Lender
By:    /s/ Michael Reynolds
    Name:    Michael Reynolds
    Title:    Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

JPMorgan Chase Bank, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Nikhil Tanawade
    Name:    Nikhil Tanawade
Title:    Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

PNC Bank, National Association, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Jessica L. Ramey
    Name:    Jessica L. Ramey
Title:    Senior Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Wells Fargo Bank, National Association, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Kevin Valenta
    Name:    Kevin Valenta
Title:    Executive Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Citibank, N.A., as a Lender, New Revolving Credit Lender
By:    /s/ Matthew Sullivan
    Name:    Matthew Sullivan
Title:    Authorized Signer
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Citizens Bank, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Christopher T. McElwain
    Name:    Christopher T. McElwain
Title:    Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

TD Bank, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Richard A. Zimmerman
    Name:    Richard A. Zimmerman
Title:    Managing Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Petcharath Loyd
    Name:    Petcharath Loyd
Title:    Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

THE HUNTINGTON NATIONAL BANK, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Toby B. Rau
    Name:    Toby B. Rau
Title:    Managing Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Philip Tancorra
    Name:    Philip Tancorra
Title:    Director
By:    /s/ Suzan Onal
    Name:    Suzan Onal
Title:    Director

Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

MORGAN STANLEY BANK, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Michael King
    Name:    Michael King
Title:    Authorized Signatory
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

BARCLAYS BANK PLC, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Charlene Saldanha
    Name:    Charlene Saldanha
Title:    Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Bank of Montreal, Chicago Branch, as a Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Thomas Hasenauer
    Name:    Thomas Hasenauer
Title:    Managing Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Bank of Montreal, London Branch, as a Lender and New Revolving Credit Lender
By:    /s/ Andrew Nelson
    Name:    Andrew Nelson
Title:    Director
By:    /s/ Ross Gleghorn
    Name:    Ross Gleghorn
Title:    CFO

Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Bank of Montreal Europe plc as a Lender and New Euro Term Lender
By:    /s/ Jim Barry
    Name:    Jim Barry
Title:    Managing Director
By:    /s/ Noel Reynolds
    Name:    Noel Reynolds
Title:    CFO
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

HSBC Bank USA, National Association, as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Chris Burns
    Name:    Chris Burns
Title:    Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Mizuho Bank, Ltd., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Donna DeMagistris
    Name:    Donna DeMagistris
Title:    Managing Director
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

Flagstar Bank, N.A., as a Lender, New Euro Term Lender, New U.S. Term Lender and New Revolving Credit Lender
By:    /s/ Mike Maher
    Name:    Mike Maher
Title:    Vice President
Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

EXHIBIT A

Published CUSIP Numbers: Deal: 74732HAJ1 Revolver Facility: 74732HAK8 Term Loan EUR Facility: 74732HAM4 Term Loan USD Facility: 74732HAL6
CREDIT AGREEMENT
Dated as of August 1, 2019

as amended by Amendment No. 1 to Credit Agreement, dated as of March 17, 2020, as further amended by Amendment No. 2 to Credit Agreement (LIBOR Transition), dated as of December 10, 2021, as further amended by Amendment No. 3 to Credit Agreement, dated as of June 17, 2022,
and
as further amended by Amendment No. 4 to Credit Agreement, dated as of April 10, 2026 among
QUAKER CHEMICAL CORPORATION,

and
CERTAIN SUBSIDIARIES
as Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, U.S. Dollar Swing Line Lender and
L/C Issuer,
BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY,
as Euro Swing Line Lender

and
The Other Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.,
PNC BANK, NATIONAL ASSOCIATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
CITIBANK, N.A.,
CITIZENS BANK, N.A.,
TD BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
and
THE HUNTINGTON NATIONAL BANK,
as Co-Syndication Agents,

DEUTSCHE BANK SECURITIES INC.,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Documentation Agents,

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,

PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC,
CITIBANK, N.A.,
CITIZENS BANK, N.A.,
TD SECURITIES (USA) LLC,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

Quaker Chemical Corporation
Amendment No. 4 to Credit Agreement
Signature Page

1.01    Defined Terms    1
1.02    Other Interpretive Provisions    61
1.03    Accounting Terms.    62
1.04    Rounding    65
1.05    Exchange Rates; Currency Equivalents    66
1.06    Additional Alternative Currencies    66
1.07    Change of Currency    67
1.08    Times of Day    67
1.09    Letter of Credit Amounts    67
1.10    Interest Rates    67
1.11    Divisions    68
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    68
2.01    The Loans    68
2.02    Borrowings, Conversions and Continuations of Loans    69
2.03    Letters of Credit.    71
2.04    Swing Line Loans.    80
2.05    Prepayments.    84
2.06    Termination or Reduction of Commitments    87
2.07    Repayment of Loans    88
2.08    Interest    89
2.09    Fees    90
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.    91
2.11    Evidence of Debt    91
2.12    Payments Generally; Administrative Agent’s Clawback.    92
2.13    Sharing of Payments by Lenders    94
2.14    Designation of Unrestricted and Restricted Subsidiaries.    95
2.15    Designated Borrowers.    97
2.16    Incremental Facilities.    98
2.17    Cash Collateral.    102
2.18    Defaulting Lenders.    104
2.19    [Reserved].    106
2.20    Foreign Guarantors.    106
2.21    Refinancing Amendments.    107
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    111
3.01    Taxes    111
3.02    Illegality    116
3.03    Inability to Determine Rates.    116
3.04    Increased Costs    120
3.05    Compensation for Losses    121
3.06    Mitigation Obligations; Replacement of Lenders    122
3.07    Survival    122
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    122
4.01    Conditions to Amendment No. 4 Effective Date    122
4.02    Conditions to All Credit Extensions    122
ARTICLE V REPRESENTATIONS AND WARRANTIES    123
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5.01    Existence, Qualification and Power    123
5.02    Authorization; No Contravention    124
5.03    Governmental Authorization; Other Consents    124
5.04    Binding Effect    124
5.05    Financial Statements; No Material Adverse Effect    124
5.06    Litigation    125
5.07    No Default    125
5.08    Ownership of Property; Liens; Investments    125
5.09    Environmental Compliance.    125
5.10    Insurance    126
5.11    Taxes    126
5.12    ERISA Compliance    126
5.13    Subsidiaries; Equity Interests; Loan Parties    127
5.14    Margin Regulations; Investment Company Act    127
5.15    Disclosure.    127
5.16    Compliance with Laws    128
5.17    Intellectual Property; Licenses, Etc.    128
5.18    Solvency    128
5.19    Casualty, Etc.    128
5.20    Labor Matters    128
5.21    OFAC    128
5.22    Anti-Corruption Laws    129
5.23    Representations as to Foreign Obligors    129
5.24    Collateral Documents    130
5.25    Affected Financial Institutions    130
5.26    Outbound Investment    130
ARTICLE VI AFFIRMATIVE COVENANTS    130
6.01    Financial Statements    130
6.02    Certificates; Other Information    131
6.03    Notices    133
6.04    Payment of Obligations    134
6.05    Preservation of Existence, Etc.    134
6.06    Maintenance of Properties    134
6.07    Maintenance of Insurance    134
6.08    Compliance with Laws    134
6.09    Books and Records    134
6.10    Inspection Rights    135
6.11    Use of Proceeds    135
6.12    Covenant to Guarantee Obligations and Give Security    135
6.13    Approvals and Authorizations    136
6.14    Compliance with Environmental Laws    136
6.15    Further Assurances    136
6.16    [Reserved]    137
6.17    Designation as Senior Debt    137
6.18    Anti-Corruption Laws    137
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ARTICLE VII NEGATIVE COVENANTS    137
7.01    Liens    137
7.02    Indebtedness    138
7.03    Investments    141
7.04    Fundamental Changes    142
7.05    Dispositions    143
7.06    Restricted Payments    145
7.07    Change in Nature of Business    146
7.08    Transactions with Affiliates    146
7.09    Burdensome Agreements    147
7.10    Use of Proceeds    147
7.11    Financial Covenants    147
7.12    Amendments of Organization Documents    148
7.13    Accounting Changes    148
7.14    Prepayments, Etc. of Indebtedness    148
7.15    [Reserved]    148
7.16    Designation of Senior Debt    148
7.17    Sale and Leaseback Transactions    148
7.18    Sanctions    148
7.19    Anti-Corruption Laws    148
7.20    Outbound Investment    148
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    149
8.01    Events of Default    149
8.02    Remedies upon Event of Default    151
8.03    Application of Funds    152
ARTICLE IX ADMINISTRATIVE AGENT    153
9.01    Appointment and Authority    153
9.02    Rights as a Lender    154
9.03    Exculpatory Provisions.    154
9.04    Reliance by Administrative Agent    155
9.05    Delegation of Duties    155
9.06    Resignation of Administrative Agent.    156
9.07    Non-Reliance on Administrative Agent and Other Lenders    157
9.08    No Other Duties, Etc.    157
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding    157
9.10    Collateral and Guaranty Matters    159
9.11    Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities    160
9.12    Certain ERISA Matters.    160
9.13    Recovery of Erroneous Payments    161
ARTICLE X MISCELLANEOUS    162
10.01    Amendments, Etc.    162
10.02    Notices; Effectiveness; Electronic Communications    165
10.03    No Waiver; Cumulative Remedies; Enforcement    167
10.04    Expenses; Indemnity; Damage Waiver    167
-iii-

10.05    Payments Set Aside    170
10.06    Successors and Assigns    170
10.07    Treatment of Certain Information; Confidentiality    177
10.08    Right of Setoff    178
10.09    Interest Rate Limitation    178
10.10    Integration; Effectiveness    179
10.11    Survival of Representations and Warranties    179
10.12    Severability    179
10.13    Replacement of Lenders    179
10.14    Governing Law; Jurisdiction; Etc.    180
10.15    WAIVER OF JURY TRIAL    181
10.16    No Advisory or Fiduciary Responsibility    181
10.17    Electronic Execution; Electronic Records; Counterparts    182
10.18    USA PATRIOT Act    182
10.19    Judgment Currency    183
10.20    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    183
10.21    Amendment and Extension Transactions.    184
10.22    Release and Reinstatement of Collateral.    185
10.23    Acknowledgement Regarding Any Supported QFCs    187

-iv-

APPENDICES
    A    Dutch Auction Procedures

SCHEDULES

2.01    Commitments and Applicable Percentages
5.13    Subsidiaries and Other Equity Investments; Loan Parties
5.20    Labor Matters
7.01    Existing Liens
7.02    Existing Indebtedness
7.03    Existing Investments
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C-1    Euro Term Note
C-2    Revolving Credit Note
C-3    U.S. Term Note
D    Compliance Certificate
E    Assignment and Assumption
F    Guaranty
G    Solvency Certificate
H    Designated Borrower Request and Assumption Agreement
I    Designated Borrower Notice
J-1-4    United States Tax Compliance Certificates
-v-

-vi-

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of August 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of March 17, 2020, as further amended by Amendment No. 2 to Credit Agreement (LIBOR Transition), dated as of December 10, 2021, as further amended by Amendment No. 3 to Credit Agreement, dated as of June 17, 2022, and as further amended by Amendment No. 4 to Credit Agreement dated as of April 10, 2026, among QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America Europe Designated Activity Company (including, without limitation, its branches, “BofA Europe”), as Euro Swing Line Lender, and BANK OF AMERICA, N.A., as Administrative Agent, U.S. Dollar Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS:
The Company has requested that the Lenders provide term loan facilities and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means, with respect to any Person, any acquisition, whether by purchase, merger, amalgamation or otherwise, by such Person of (a) Equity Interests of any other Person if, after giving effect to the acquisition of such Equity Interests, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.
“Act” has the meaning specified in Section 10.18.
“Additional Lender” has the meaning specified in Section 2.16(b).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified on section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” means this Credit Agreement.
“Alternative Currency” means each of the following currencies: Euro, Sterling, Yen, Canadian Dollars and Australian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, by reference to

Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
(a)“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)denominated in Canadian dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA Rate”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(c)denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(d)denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(e)[reserved]; and
(f)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);
(g)provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(h)“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
(i)“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of May 17, 2020, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
(j)“Amendment No. 2” means Amendment No. 2 to Credit Agreement (LIBOR Transition), dated as of December 10, 2021, by and among the Company and the Administrative Agent.
(k)“Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated as of June 17, 2022, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
(l)“Amendment No. 4” means Amendment No. 4 to Credit Agreement, dated as of April 10, 2026, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
(m)“Amendment No. 4 Effective Date” has the meaning set forth in Amendment No. 4.
“Applicable Authority” means (a) with respect to Term SOFR, the CME or any successor administrator of the Term SOFR Screen Rate or a Governing Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.23(a).
“Applicable Percentage” means (a) in respect of the Term Facilities, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Term Facility represented by (i) on or prior to the Amendment No. 4 Effective Date, such Term Lender’s Term Commitment under such Term Facility at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans under such Term Facility at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (a) from the Amendment No. 4 Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending after the fiscal quarter in which the Amendment No. 4 Effective Date occurs, 0.250% per annum for Base Rate Loans, 1.250% per annum for Term SOFR Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans, SOFR Daily Floating Rate Loans and Letter of Credit Fees and 0.175% per annum for Commitment Fees, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Term SOFR Loans / Alternative Currency Daily Rate Loans / Alternative Currency Term Rate Loans / SOFR Daily Floating Rate Loans / Euro Swing Line Rate Loans / Letters of Credit Fee	Base Rate Loans	Commitment Fee
1	> 3.50 to 1.00	1.750%	0.750%	0.275%
2	≤ 3.50 to 1.00 but > 2.75 to 1.00	1.500%	0.500%	0.225%
3	≤ 2.75 to 1.00 but > 2.00 to 1.00	1.250%	0.250%	0.175%
4	≤ 2.00 to 1.00 but > 1.25 to 1.00	1.125%	0.125%	0.150%
5	≤ 1.25 to 1.00	1.000%	0.000%	0.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required U.S. Term Lenders (with respect to application to the U.S. Term Facility), the Required Euro Term Lenders (with respect to application to the Euro Term Facility) or the Required Revolving Lenders (with respect to application to the Revolving Credit Facility), Pricing Level 1 shall apply in respect of the applicable Term Facility and/or the Revolving Credit Facility, as applicable, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency (including the Euro Term Loan Facility), the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, with notice of such to be given to the Borrowers when applicable, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.15(b).
“Appropriate Lender” means, at any time, (a) with respect to the U.S. Term Facility, the Euro Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan under such Term Facility or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) each Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC, Citibank, N.A., Citizens Bank, N.A., TD Securities (USA) LLC and U.S. Bank National Association, in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
“Audited Financial Statements” means the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of, and related statements of income and cash flows of the Company and its consolidated Subsidiaries for, the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Amendment No. 4 Effective Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR for such day plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Basic ESTR” means, in relation to any day, ESTR for that day, and if that rate is less than zero, Basic ESTR shall be deemed to be zero.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.23(b).
“Bilateral Foreign Facility Lender” means any Person that either (a) at the time it enters into a Bilateral Foreign Loan Facility permitted under Article VII, is a Lender or an Affiliate of a Lender or (b) is a party to a Bilateral Foreign Loan Facility permitted under Article VII at the time it (or its applicable Affiliate) becomes a Lender (either on the Amendment No. 4 Effective Date or thereafter as an Eligible Assignee), in each case in its capacity as a party to such Bilateral Foreign Loan Facility.
“Bilateral Foreign Loan Facility” means any bilateral credit facility provided by a Bilateral Foreign Facility Lender to a Foreign Subsidiary that is not a Foreign Obligor, so long as permitted by Section 7.02(j) and the Company and the Bilateral Foreign Facility Lender have given notice to the Administrative Agent that they intend such credit facility to constitute a Bilateral Foreign Loan Facility and has not rescinded such notice.
“BofA Europe” has the meaning specified in the introductory paragraph hereto.
“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto and shall mean the applicable Borrower, as the context may require.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(n)if such day relates to any interest rate settings as to an Alternative Currency Loan or Euro Swing Line Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan or Euro Swing Line Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan or Euro Swing Line Rate Loan, means a Business Day that is also a TARGET Day;
(o)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Yen, means a day other than when banks are closed for general business in Japan;
(p)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro, Sterling, or Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and
(q)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as financing leases (but, for the avoidance of doubt, excluding operating leases whether or not the obligations in respect thereof appear on the balance sheet).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swing Line Lender (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)    obligations of Persons in jurisdictions outside of the United States which are similar or comparable to the foregoing.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that either (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or (b) is a party to a Cash Management Agreement at the time it (or its applicable Affiliate) becomes a Lender (either on the Amendment No. 4 Effective Date or thereafter as an Eligible Assignee), in each case in its capacity as a party to such Cash Management Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV (for the avoidance of doubt and without limitation, as amended by CRD V and CRD VI), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the combined voting power of the Company’s then outstanding equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class of Loans” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Closing Date” means August 1, 2019.
“CME” means the CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral and Guarantee Requirement” means, at any relevant time of determination on and after the Amendment No. 4 Effective Date, any or all of the following (as applicable):
(a)    (i) each Person described in the definition of Domestic Guarantor shall have executed and delivered to the Administrative Agent a Guaranty and (ii) each Foreign Guarantor shall have executed and delivered to the Administrative Agent the Guaranty or any other agreement reasonably satisfactory to the Administrative Agent pursuant to which it guarantees the Obligations or any portion thereof (it being understood that any Guaranty or other such agreement executed by a Foreign Guarantor shall only Guarantee Obligations of Foreign Obligors);
(b)    each Domestic Obligor shall have executed and delivered to the Administrative Agent (i) a Security and Pledge Agreement or other applicable Collateral Document with respect to (A) all or substantially all of its assets other than Excluded Assets and (B) the Equity Interests in its Subsidiaries, limited in the case of pledges of Equity Interests in a CFC or Foreign Holding Company, to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of such CFC or Foreign Holding Company, and (ii) if applicable, an Intellectual Property Security Agreement;
(c)    to the extent required to be delivered pursuant to the terms of the applicable Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Domestic Obligors, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Secured Parties’ security interest in such Collateral;
(d)    all (i) certificates (including certificates representing Equity Interests and powers in blank with respect thereto, subject to clause (b) of this definition), agreements, documents and instruments, including UCC financing statements, required by the

Collateral Documents and as reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording and (ii) Taxes, fees and other charges, if any, in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid;
(e)    in the case of any of the foregoing executed and delivered after the Amendment No. 4 Effective Date, to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 2(a)(iii), (iv) and (v) of Amendment No. 4, with respect to each such Person and its Guarantee and/or provision and perfection of Collateral; and
(f)    in connection with any of the foregoing, upon request of the Administrative Agent, the Administrative Agent shall have been provided (i) searches of UCC or similar filings in the jurisdiction of incorporation or formation, as applicable, of each Domestic Obligor and each domestic jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, (ii) Tax lien, judgment and bankruptcy searches or other evidence reasonably satisfactory to it that all Taxes, filing fees, recording fees related to the perfection of the Liens on the Collateral have been paid and (iii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;
(g)    the Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty and property insurance meeting the requirements set forth herein or in the Collateral Documents; and
(h)    at the request of the Administrative Agent, each Domestic Obligor shall have used commercially reasonable efforts to obtain control agreements or similar arrangements with respect to (i) Material Deposit Accounts of such Domestic Obligor located in the United States and the perfection of which is governed by the laws of the United States, except to the extent any such Material Deposit Account is held with a Lender or an Affiliate of a Lender and (ii) Material Securities Accounts of such Domestic Obligor located in the United States and the perfection of which is governed by the laws of the United States, except to the extent any such Material Securities Account is held with a Lender or an Affiliate of a Lender;

provided that the Collateral shall not include, and the Collateral and Guarantee Requirement shall not require, any of the following: (i) any filings or other action in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States to create or perfect any security interest, including, without limitation, any intellectual property registered in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States); (ii) any bailee waivers, landlord waivers, estoppels or collateral access letters; (iii) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of Event of Default); (iv) pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition; (v) Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents; (vi) in the case of a pledge of Equity Interests by a Domestic Obligor, voting Equity Interests in any Subsidiary that is a CFC or Foreign Holding Company in excess of 65% of the total Equity Interests in such CFC or Foreign Holding Company; (vii) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or any of its Restricted Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or material adverse regulatory consequences to the Company and its Restricted Subsidiaries, in each case as reasonably determined by the Company; (viii) any lease, license, state or local franchise, charter, authorization, contract, or other agreement or any property subject to a purchase money security interest or Permitted Lien or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, state or local franchise, charter, authorization, contract, or other agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Loan Parties), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition; (ix) in the case of a pledge of Equity Interests by a Domestic Obligor, any of the Equity Interests of Subsidiaries that are held by CFCs or Foreign Holding Companies of the Company; (x) any fee-owned real property and all leasehold interests in real property; (xi) those assets as to which the Administrative Agent and the Company reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby; (xii) motor vehicles and other assets to the extent perfection must be obtained through notation on a certificate of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) and commercial tort claims other than Material Commercial Tort Claims; (xiii) any segregated cash collateral subject to a Lien permitted by Section 7.01 provided to third parties (including sureties) in the ordinary course of business to the extent that a grant of a security interest therein would violate the agreements governing such Lien; (xiv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or

“Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law; (xv) any property and assets the pledge of which would violate applicable Law or any permitted contract binding on such property or asset or require any contractual third party consent pursuant to any permitted contract binding on such property or asset or governmental consent (unless such consent shall have been obtained, it being understood that nothing in this proviso obligates the applicable Loan Party to seek any such consent), approval, license or authorization (but only to the extent, and for so long as, such requirement for consent, approval, license or authorization is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)); (xvi) any Equity Interests in a public company or other margin stock; and (xvii) any deposit accounts used solely as payroll accounts, employee wage and benefit accounts, tax accounts, escrow accounts for the benefit of third parties, or fiduciary or trust accounts for the benefit of third parties (and any assets not required to be granted or pledged pursuant to any of clauses (i) and (iv) through (xvii) of this proviso, so long as not so required to be granted or pledged, shall be referred to as “Excluded Assets”). The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including extensions beyond the Amendment No. 4 Effective Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Amendment No. 4 Effective Date). For the avoidance of doubt, during a Collateral Release Period, the Collateral and Guarantee Requirement shall be limited to the provisions with respect to the providing of Guaranties (and related action), and shall not require any action with respect to the granting or perfection of any assets or Collateral (provided the other provisions of this document relating to the provision of Cash Collateral shall continue to apply).
“Collateral Documents” means, collectively, the Security and Pledge Agreement, the Intellectual Property Security Agreements, any other collateral assignments, joinders, supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Reinstatement Event” means any of the following (x) during a Collateral Release Period and after the related release of Collateral as provided for in Section 10.22(a), the occurrence of both of the following: (a) either (i) the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries as of the last day of the two most recently ended fiscal quarters for which a Compliance Certificate and financial statements have been delivered pursuant to Sections 6.01 and 6.02 is greater than or equal to 2.50 to 1.00, or (ii) the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries in connection with a pro forma calculation thereof for any purpose other than the delivery of a Compliance Certificate delivered pursuant to Section 6.02(a) (including the making of Acquisitions, the proposed incurrence of an Incremental Facility or otherwise) is greater than or equal to 3.00 to

1.00 at any time during such Collateral Release Period, and (b) the occurrence of two of the three of the following events: (i) the corporate family rating of the Company and its Subsidiaries from Moody’s is Ba1 or below, or no corporate family rating is provided by Moody’s, (ii) the corporate rating of the Company and its Subsidiaries from S&P is BB+ or below or no corporate rating is provided by S&P or (iii) the corporate rating of the Company and its Subsidiaries from Fitch is BB+ or below or no corporate rating is provided by Fitch, or (y) the incurrence of any other Indebtedness secured by assets and property that would have constituted Collateral under this Agreement if the Collateral were still in place, unless the Liens securing such other Indebtedness would be permitted to be incurred at such time under Section 7.01 (other than, for the avoidance of doubt, Section 7.01(l)). In the event that any rating agency changes its rating system, the referenced ratings shall be the ratings equivalent to the above-denominated ratings prior to giving effect to such change, as reasonably determined by the Administrative Agent.
“Collateral Release” has the meaning specified in Section 10.22(a)(i).
“Collateral Release Event” means the satisfaction of each of the following conditions: (a) the Company submits a written request for a Collateral Release to the Administrative Agent (which request shall certify to the following conditions (b), (c), (d), and (e)), (b) either (i) the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries is less than 2.00 to 1.00 both (x) as of the last day of each of the two most recently ended fiscal quarters for which a Compliance Certificate and financial statements have been delivered pursuant to Sections 6.01 and 6.02 and (y) as of such date of request, on a pro forma basis (as demonstrated in reasonable detail in such written request for a Collateral Release), or (ii) a Ratings Release Trigger Event shall have occurred, (c) no Default or Event of Default shall have occurred and be continuing or would result from the requested Collateral Release, (d) the Company has not made a Financial Covenant Adjustment, and (e) there shall be no other Indebtedness secured by the Collateral outstanding on the proposed date of such Collateral Release Event that will remain outstanding as Indebtedness secured by any Collateral after such date unless the Liens securing such other Indebtedness would be permitted to be incurred at such time under Section 7.01 (other than, for the avoidance of doubt, Section 7.01(l)).
“Collateral Release Period” means, each period commencing with the occurrence of a Collateral Release Event, and continuing until the first Collateral Reinstatement Event following such Collateral Release Event.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning specified in the Preliminary Statements.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, CORRA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Term SOFR,” “SONIA,” “CORRA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any Measurement Period, an amount equal to:
(a)     Consolidated Net Income of the Company and its Restricted Subsidiaries on a consolidated basis for such Measurement Period;
plus (in all cases, without duplication):
(b)     the following to the extent deducted in calculating (or otherwise reducing or not included in the calculation of) such Consolidated Net Income for such Measurement Period:
        (i)     Consolidated Interest Charges for such Measurement Period;

(ii)     the provision for Federal, state, local and foreign income taxes;

        (iii)     depreciation and amortization expense;

(iv)    the amount of any non-recurring or unusual costs and expenses related to the opening, closure, or consolidation of offices and facilities, integration, business optimization, and startup, including signing bonuses, severance, and employee termination expenses related thereto, in an aggregate amount for all adjustments under this clause (b)(iv), when combined with clause (b)(v) below, not to exceed 30% of

Consolidated EBITDA (determined after giving effect to any adjustments under this clause (b)(iv) or clause (b)(v) below) in any applicable Measurement Period;

(v)    pro forma “run rate” cost savings, operating expense reductions and other synergies related to Acquisitions, mergers, business combinations, Investments, Dispositions, divestitures, restructurings, operating improvements, cost savings initiatives, discontinued operations, operational changes, business expansions, tax restructurings and other initiatives that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Amendment No. 4 Effective Date) or are expected to be taken (in the good faith determination of the Company) within eighteen months after any such transaction, initiative, or event, in an aggregate amount for all adjustments under this clause (b)(v), when combined with clause (b)(iv) above, not to exceed 30% of Consolidated EBITDA (determined after giving effect to any adjustments under this clause (b)(v) or clause (b)(iv) above) in any applicable Measurement Period;

(vi)    other non-cash charges, write-downs, expenses, non-cash losses and non-cash items reducing Consolidated Net Income of such Person for such Measurement Period; provided that if any such non-cash charge or expense represents an accrual or reserve for potential cash items in any future Measurement Period, (A) the Company may determine not to add back such non-cash charge in the current Measurement Period and (B) to the extent the Company does decide to add back such non-cash charge, the cash payment in respect thereof in such future Measurement Period shall be subtracted from Consolidated EBITDA pursuant to clause (c)(ii) below;

(vii)    expenses and charges relating to non-controlling interests and equity income in non-wholly owned Restricted Subsidiaries;

(viii)    to the extent actually reimbursed by insurance or a third party, amounts paid for legal settlements, fines, judgments, or orders; and

(ix)    costs and expenses associated with transfers, relocations, departures and/or hiring of senior officers of the Company and its Restricted Subsidiaries or other members of the management executive committee of the Company and its Restricted Subsidiaries, including severance and other termination costs and relocation expenses;

minus (in all cases, without duplication):
(c)    the following to the extent included in the calculation of (or otherwise increasing, including by not being deducted in such calculation) Consolidated Net Income for such Measurement Period:

(i)    Federal, state, local and foreign income tax credits received or accrued during such Measurement Period.

(ii)    any cash payment during such Measurement Period in respect of a non-cash charge or expense added in computing Consolidated EBITDA in a prior Measurement Period pursuant to clause (b)(vi) above.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the result of (i) Consolidated Funded Indebtedness that is secured by a Lien on the Collateral that ranks pari passu with Liens on the Collateral securing the Obligations as of such date less (ii) an amount equal to one-hundred percent (100%) of the cash held by the Company and its Restricted Subsidiaries on such date free and clear of all Liens (other than non-consensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a)) to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, but without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than Letters of Credit to the extent such Letters of Credit support Indebtedness otherwise included in clauses (a) through (g) hereof), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Restricted Subsidiary. For avoidance of doubt, obligations under any Permitted Bond Hedge Transaction do not constitute Consolidated Funded Indebtedness.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, plus or minus the benefits or detriments, as the case may be, of any interest rate protection in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude:
(a) net after-Tax effect of extraordinary, non-recurring, unusual or exceptional gains, losses, charges and expenses, including those related to claims or litigation (including those related to one-time settlements of pension obligations), for such Measurement Period;
(b) any income (or loss) for such Measurement Period of Primex Ltd. (except that amount of cash actually distributed by Primex Ltd. during such Measurement Period to the Company or a Restricted Subsidiary as a dividend or other distribution shall be included);
(c) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies, whether or not effected through a cumulative effect adjustment or a retroactive application or otherwise in each case in accordance with GAAP, for such Measurement Period;
(d) any net after-Tax effect of gains, income, losses, charges and expenses during such Measurement Period from (1) disposed, closed, abandoned, or discontinued operations, (2) asset dispositions or the sale of Equity Interests and (3) the early extinguishment or conversion of Indebtedness, obligations under Swap Contracts or other derivative instruments;
(e) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Amendment No. 4 Effective Date, and the amortization, write-down or write-off of any amounts thereof, net of Taxes;
(f) any impairment charge or expense, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulations, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP;
(g) any non-cash compensation charge or expense, provided that any subsequent settlement in cash shall reduce Consolidated Net Income for the Measurement Period in which such payment occurs;
(h) any accruals or reserves established for expenses for non-cash compensation charges and expenses, provided that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income in such future period to such extent paid;

(i) non-cash losses, charges and expenses from earn-out obligations;
(j) charges, expenses and fees incurred, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any filing fees and expenses, or any amortization thereof, in connection with any equity offering, Acquisition, merger, amalgamation, Investment, recapitalization, Disposition, incurrence or repayment of Indebtedness (including deferred financing expenses), refinancing transaction, restructuring or amendment or modification of any debt instrument (in each case, including in connection with the Transactions and any such transaction consummated prior to the Amendment No. 4 Effective Date and any transaction undertaken but not completed) and any non-recurring charges and expenses (including non-recurring merger or amalgamation expenses) incurred as a result of any such transaction;
(k) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of debt (including any net gain or loss resulting from obligations under hedging obligations for currency exchange risk) and any foreign currency translation gains or losses;
(l) the net income for such Measurement Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), provided that the Consolidated Net Income of the Company and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Company and its Restricted Subsidiaries thereof in respect of such Measurement Period or a prior Measurement Period to the extent not previously included;
(m) to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365-day period)), any expenses, charges or losses with respect to liability or casualty events or business interruption;
(n) net income of any entity in which the Company or any Restricted Subsidiary has a joint interest with a third party, except to the extent such net income is actually paid in cash or Cash Equivalents by dividend or other distribution during such Measurement Period;
(o) any net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries; and

(p) solely for purposes of determining the amount available for Restricted Payments under clause (b) of the definition of “Cumulative Available Amount,” any income (but not loss) of any Restricted Subsidiary (other than the Guarantors) if:
(i) such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than restrictions that have been waived or otherwise released) or
(ii) such income would be subject to any taxes payable on such dividends or distributions;
provided that Consolidated Net Income of the Company and its Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Company or any of the Restricted Subsidiaries (to the extent not subject to any such restriction) in respect of such Measurement Period or a prior Measurement Period, to the extent not previously included.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date less (ii) an amount equal to one-hundred percent (100%) of the cash held by the Company and its Restricted Subsidiaries on such date free and clear of all Liens (other than non-consensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a)) to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Net Leverage Ratio Increase” has the meaning specified in Section 7.11(b).
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date that is secured by a Lien on any asset or property of the Company or its Restricted Subsidiaries less (ii) an amount equal to one-hundred percent (100%) of the cash held by the Company and its Restricted Subsidiaries free and clear of all Liens (other than non-consensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a)) to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Secured Net Leverage Ratio Increase” has the meaning specified in Section 7.11(b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” has the meaning specified in Section 10.23(b).
“Covered Party” has the meaning specified in section 10.23(a).
“Co-Documentation Agents” means, collectively, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., in their respective capacities as co-documentation agents.
“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.
“CRD V” means (i) Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservations measures and (ii) Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012.
“CRD VI” means (i) Directive (EU) 2024/1619 of the European Parliament and of the Council of 31 May 2024 amending directive 2013/36/EU as regards supervisory powers, sanctions, third-country branches, and environmental, social and governance risks and (ii) Regulation (EU) 2024/1623 of the European Parliament and of the Council of 31 May 2024 amending Regulation (EU) No 575/2013 as regards requirements for credit risk, credit valuation adjustment risk, operational risk, market risk and the output floor.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Available Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to the sum (without duplication) of:
(a)the greater of $165,000,000 and 50.0% of Consolidated EBITDA for the most recently completed Measurement Period, plus
(b)50.0% of the Consolidated Net Income for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Amendment No. 4 Effective Date occurs to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of determination, or, in the case that such Consolidated Net Income for any fiscal quarter in such period is a deficit, $0, plus
(c)100.0% of the aggregate net cash proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Company after the Amendment No. 4 Effective Date from the issuance or sale of Qualified Equity Interests of the Company, including such Qualified Equity Interests issued upon exercise of warrants or options, plus
(d)100.0% of the aggregate amount of contributions to the capital (other than Disqualified Equity Interests) of the Company, including cash and the Fair Market Value of assets (other than cash), received by the Company after the Amendment No. 4 Effective Date, plus
(e)The principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Equity Interests, in each case, of the Company or any Restricted Subsidiary (other than Indebtedness or Disqualified Equity Interests issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary) that, in each case, has been converted into or exchanged for Equity Interests in the Company after the Amendment No. 4 Effective Date, plus
(f)100.0% of the net cash proceeds received by the Company or any Restricted Subsidiary from the Disposition (other than to the Company or a Restricted Subsidiary of the Company) of Investments made after the Amendment No. 4 Effective Date by the Company and its Restricted Subsidiaries pursuant to Section 7.03(m), plus
(g)100.0% of the aggregate amount of net cash proceeds, including cash and the Fair Market Value of assets (other than cash), received and retained by the Company and any Restricted Subsidiary from the Disposition (other than to the Company or a Restricted Subsidiary of the Company) of assets after the Amendment No. 4 Effective Date, to the extent (x) no prepayment is required under Section 2.05(b)(i) with respect to such proceeds and (y) such proceeds are not reinvested in accordance with Section 2.05(b)(i) (without duplication of any amounts included in clause (j) of this definition), plus
(h)100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) after the Amendment No. 4 Effective Date from any dividend, other distribution or interest payment from any Unrestricted Subsidiary or joint venture (without duplication of any amounts included in Consolidated Net Income pursuant to clause (n) of the definition of Consolidated Net Income), plus
(i)in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case after the Amendment No. 4 Effective Date, the Fair Market Value of Investments by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(j)all Declined Amounts, minus
(k)the aggregate amount of Investments made pursuant to Section 7.03(m) after the Amendment No. 4 Effective Date, minus
(l)the aggregate amount of Restricted Payments made pursuant to Section 7.06(e) after the Amendment No. 4 Effective Date.
“Customary Permitted Liens” means (a) Liens (other than any Lien imposed under ERISA) for Taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (b) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens (other than any Lien imposed under ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers’ compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Company or its Restricted Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or its Restricted Subsidiaries and (f) building restrictions, zoning laws and other similar statutes, law, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, including but not limited to the Dutch Bankruptcy Act (Faillissementswet), the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen).
“Declined Amount” has the meaning specified in Section 2.05(b)(vi).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, SOFR Daily Floating Rate Loan, Euro Swing Line Rate Loan or Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning specified in section 10.23(b).
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.15(b).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15(b).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of comprehensive Sanctions, including the Crimea and the Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran and North Korea.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of, or collection or payment on, such Designated Non-Cash Consideration.
“Designated Senior Debt” has the meaning specified in Section 7.16.
“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means, as to any Person, any Equity Interests of such Person or any other Person which, pursuant to the certificate of designation, or other corporate document or other agreement governing the terms thereof, such Person is obligated to purchase, redeem, retire, defease or otherwise acquire for value such Equity Interests or any warrants, rights or options to acquire such Equity Interests; the amount of the obligation to purchase, redeem, retire, defease or acquire any of the foregoing shall be with respect to (a) preferred Equity Interests, the liquidation preference or value of all shares, units or interests (including all accrued, accreted and paid-in-kind amounts as of any date of determination) in respect of such Disqualified Equity Interests and (b) all other such Equity Interests, the aggregate amount of all such obligations in respect of such Disqualified Equity Interests as of any date of determination, in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof); provided, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Latest Maturity Date and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.
“Disqualified Institution” means, on any date, any Person that is a competitor of the Company or any of its Subsidiaries (other than a bona fide debt fund affiliate thereof), which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than 2 Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time. As of the Amendment No. 4 Effective Date, there are no Disqualified Institutions.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Designated Borrower” means any Designated Borrower that is organized under the laws of the United States, a state or other political subdivision thereof or the District of Columbia.
“Domestic Guarantors” means, collectively, (a) the Company, (b) each Domestic Designated Borrower, (c) each Material Domestic Subsidiary of the Company and (d) any other Domestic Subsidiary that is from time to time party to the Guaranty or any other agreement pursuant to which it guarantees the Obligations or any portion thereof (including any Domestic Subsidiary, if any, that the Company, in its discretion, may cause to be a Domestic Guarantor), provided, however, that at no time shall any Foreign Holding Company, or any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, be a Domestic Guarantor.
“Domestic Obligor” means the Company and each Loan Party that is a Domestic Subsidiary.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of any political subdivision of the United States.
“DQ List” has the meaning specified in Section 10.06(g)(iv).
“Dutch Auction” has the meaning specified in Section 10.06(h).
“Dutch Borrower” means Quaker Houghton B.V., a corporation organized under the laws of the Netherlands and wholly owned (indirectly) by the Company.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning specified in Section 10.17.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under

Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(g).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the L/C Issuer, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the L/C Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Amendment No. 4 Effective Date, after the Amendment No. 4 Effective Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the L/C Issuer, as applicable, or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and, after such notice, such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Engagement Letter” means the letter agreement dated as of March 24, 2026 by and among the Company and BofA Securities, Inc.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or a Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431, and 432 of the Code or Sections 303, 304, and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“ESTR” means, in relation to any day:
(a)     the Euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page “EUROSTR=” of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(b)     if the rate otherwise to be determined by clause (a) is not available for ESTR for any day the applicable ESTR shall equal the rate notified to the Administrative Agent by a Swing Line Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Swing Line Loan, to be that which expresses as a percentage rate per annum the cost to the relevant Swing Line Lender of funding its participation in that Swing Line Loan for that day from whatever source it may reasonably select;

provided that if any day in which a Euro Swing Line Rate Loan is outstanding is not a TARGET Day, ESTR on that day will be ESTR applicable on the immediately preceding TARGET Day.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Euro Swing Line Lender” means BofA Europe or one or more other branches or Affiliates of Bank of America, in its capacity as provider of Swing Line Loans denominated in Euros, or any successor swing line lender of Swing Line Loans denominated in Euros hereunder.
“Euro Swing Line Rate Loan” means a Loan that bears interest at a rate based on Basic ESTR.
“Euro Term Borrowing” means a borrowing consisting of simultaneous Euro Term Loans of the same Type and, in the case of Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Euro Term Lenders pursuant to Section 2.01(b).
“Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make Euro Term Loans to the Dutch Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Euro Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Euro Term Facility” means, at any time, (a) on or prior to the Amendment No. 4 Effective Date, the aggregate amount of the Euro Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Euro Term Loans of all Euro Term Lenders outstanding at such time. The aggregate principal amount of the Euro Term Facility on the Amendment No. 4 Effective Date is €214,500,000.
“Euro Term Lender” means at any time, (a) on or prior to the Amendment No. 4 Effective Date, any Lender that has a Euro Term Commitment at such time and (b) at any time after the Amendment No. 4 Effective Date, any Lender that holds Euro Term Loans at such time.
“Euro Term Loan” means an advance made by any Euro Term Lender under the Euro Term Facility.

“Euro Term Note” means a promissory note made by the Dutch Borrower in favor of a Euro Term Lender, evidencing Euro Term Loans made by such Euro Term Lender, substantially in the form of Exhibit C-1.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Assets” has the meaning given thereto in the proviso to the definition of Collateral and Guarantee Requirement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, L/C Issuer or Swing Line Lender, its Lending Office, or the lending office of an L/C Issuer or Swing Line Lender, located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, L/C Issuer or Swing Line Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender, L/C Issuer or Swing Line Lender with respect to an applicable interest in a Loan, Commitment or Obligation pursuant to a law in effect on the date on which (i) such Lender, L/C Issuer or Swing Line Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.06) or (ii) such Lender, L/C Issuer or Swing Line Lender changes its Lending Office or the lending office of an L/C Issuer or Swing Line Lender, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of August 1, 2019, as amended by Amendment No. 1, dated as of March 17, 2020, as amended by Amendment No. 2 (LIBOR Transition), dated as of December 10, 2021, as amended by Amendment No. 3, dated as of June 17, 2022 and as further amended, modified, extended, restated, replaced or supplemented from time to time prior to the Amendment No. 4 Effective Date, among the Company, certain Subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto.
“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 10.21.
“Extended Revolving Loans” means any Revolving Loans made pursuant to the Extended Revolving Credit Commitments.
“Extended Term Loans” means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 10.21.

“Extension” has the meaning specified in Section 10.21(a).
“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 10.21, the L/C Issuer and/or the Swing Line Lenders implementing an Extension in accordance with Section 10.21.
“Extension Offer” has the meaning specified in Section 10.21(a).
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person constituting proceeds of property or casualty insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof).
“Facility” means either Term Facility or the Revolving Credit Facility, as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due, (ii) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities and (iii) obligations under Letters of Credit that have been addressed in accordance with the ensuing clause (c)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the L/C Issuer shall have been made).
“Fair Market Value” means, with respect to any asset or property on any date of determination, the value of the consideration obtainable in a sale of such asset or property in an arm’s-length transaction between a willing seller and a willing buyer (as determined in good faith by the Company, whose determination will be conclusive for all purposes under this Agreement).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between a foreign country and the United States entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means the one or more fee letters entered into by the Company in connection with Amendment No. 4.
“Financial Covenant Adjustment” has the meaning specified in Section 7.11(b).
“Fitch” means Fitch Ratings Inc. and any successor thereto.
“Foreign Designated Borrower” means the Dutch Borrower and any other Designated Borrower that is not a Domestic Designated Borrower.
“Foreign Guarantor” means any Foreign Subsidiary that the Company, in its discretion, may cause to be a Foreign Guarantor.
“Foreign Holding Company” means any (i) Domestic Subsidiary that has no material assets other than equity (or equity and debt) of one or more Foreign Subsidiaries that are CFCs, or (ii) Subsidiary that is a disregarded entity for U.S. federal income tax purposes and that is directly owned by a Loan Party or a Domestic Subsidiary of a Loan Party, and that has no material assets other than equity (or equity and debt) of one or more Foreign Subsidiaries that are CFCs.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Foreign Subsidiary” means any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lenders, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Indemnity Letter” means a funding indemnity letter in a form reasonably satisfactory to the Administrative Agent.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) the Company, (b) each Domestic Designated Borrower, (c) each Material Domestic Subsidiary of the Company, (d) any other Domestic

Subsidiary that is from time to time party to the Guaranty or any other agreement pursuant to which it guarantees the Obligations or any portion thereof (including any Domestic Subsidiary, if any, that the Company, in its discretion, may cause to be a Guarantor), and (e) any Foreign Guarantor, if any, that the Company, in its discretion, may cause to be a Guarantor pursuant to Section 2.20.
“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that either (a) at the time it enters into a Swap Contract required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender or (b) is a party to a Swap Contract required or permitted under Article VI or VII at the time it (or its applicable Affiliate) becomes a Lender (either on the Amendment No. 4 Effective Date or thereafter as an Eligible Assignee), in each case in its capacity as a party to such Swap Contract.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Incremental Available Amount” means the sum of (a) the Incremental Fixed Amount plus (b) the Incremental Ratio Amount; provided, (i) that the Company may select utilization under clause (a) or (b) above in its sole discretion, (ii) Indebtedness under any Incremental Facility or Incremental Equivalent Debt may be incurred simultaneously under clause (a) or (b) above, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Company elects otherwise, first calculating and allocating the incurrence under clause (b) above and then calculating and allocating any excess under clause (a) and (iii) in the event that the Company incurs Indebtedness under clause (a) above and, subsequent to such incurrence, if all or any portion of such Indebtedness would be permitted to be incurred under clause (b) above based on such financial statements, such Indebtedness shall automatically be reclassified as having been incurred under clause (b) above and the Company’s availability under clause (a), shall be deemed restored to the extent of such reclassification; provided that borrowings under the Revolving Credit Facility or any other revolving credit facility if any, shall be included in such calculation.
“Incremental Effective Date” has the meaning specified in Section 2.16(c).
“Incremental Equivalent Debt” means Indebtedness of the Company in an amount not to exceed the then available Incremental Available Amount consisting of the issuance of one or more series of notes (whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise) or loans or any bridge financing in lieu of the foregoing; provided that any such Indebtedness shall (a) not be guaranteed by any Person which is not a Domestic Guarantor, (b) not be secured by any assets not constituting Collateral and, during a Collateral Release Period, shall be unsecured, (c) rank pari passu in right of payment with, or subordinated in right of payment to, the Facilities, any Incremental Facilities and any other Incremental Equivalent Debt, (d) be unsecured, or be secured on a subordinated basis to, or (solely in the case of notes or bridge financing) on a pari passu basis with, the Facilities, any Incremental Facilities and any other Incremental Equivalent Debt, (e) in the case of secured Indebtedness, be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and (e) be subject to the applicable terms and conditions set forth in Section 2.16(a)(iv) and Section 2.16(d)(i)(A), (B) and (C) with respect to an Incremental Term Loan, mutatis mutandis.
“Incremental Facilities” has the meaning specified in Section 2.16(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.16(b).
“Incremental Fixed Amount” means the sum of:
(a)an amount equal to the greater of (i) $331,000,000 and (ii) 100% of Consolidated EBITDA for the most recently completed Measurement Period; plus
(b)an amount equal to (i) all voluntary prepayments, redemptions, defeasement, purchases or reductions of Term Loans, Incremental Term Loans, Incremental Equivalent Debt and all other Indebtedness (other than Indebtedness consisting of revolving credit facilities) secured by Liens on the Collateral that rank pari passu with Liens on the Collateral securing the Obligations (or, during a Collateral Release Period, that is secured by a Lien or unsecured), in each case including purchases of any Indebtedness by the Company or any of its Subsidiaries at or below par, in which case the amount of voluntary prepayments of such Indebtedness shall be deemed not to exceed the actual purchase price of such Indebtedness below par and (ii) all permanent commitment reductions in respect of the Revolving Credit Facility and all other Indebtedness consisting of revolving credit commitments secured by Liens on the Collateral that rank pari passu with Liens on the Collateral securing the Obligations (or, during a Collateral Release Period, that is secured by a Lien or unsecured) and other than, in each case under clauses (i) and (ii), from prepayments funded with proceeds of long-term Indebtedness.
“Incremental Ratio Amount” means an unlimited amount such that, after giving pro forma effect to such incurrence (including the use of proceeds thereof but without netting any proceeds from such incurrence) and any related transactions (and assuming that the full amount of the commitments in respect of the applicable Incremental Facilities are fully drawn but excluding any Incremental Facilities simultaneously incurred under the Incremental Fixed Amount), (a) in the case of any such Indebtedness that is secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Obligations (without regard to the control of remedies), the Consolidated First Lien Net Leverage Ratio shall not exceed 3.50:1.00, (b) in the case of any such Indebtedness that is secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations, the Consolidated Secured Net Leverage Ratio shall not exceed 4.00:1.00 and (c) in the case of any such Indebtedness that is unsecured, (x) prior to a Financial Covenant Adjustment, the Consolidated Net Leverage Ratio shall be no higher than 4.25 to 1.00 (or, to the extent the Company elects a Consolidated Net Leverage Ratio Increase in accordance with Section 7.11(b), 4.75 to 1.00); or (y) following a Financial Covenant Adjustment, the Consolidated Secured Net Leverage Ratio shall be no higher than 3.50 to 1.00 (or, to the extent the Company elects a Consolidated Secured Net Leverage Ratio Increase in accordance with Section 7.11(b), 4.00 to 1.00); provided, for the avoidance of doubt, that clauses (a) and (b) in this definition shall not be applicable during any Collateral Release Period.
“Incremental Term Loans” has the meaning specified in Section 2.16(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which the related invoices was originally payable, which date is for more than 90 days after the date the invoice was originally issued);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.
“Indemnified Liabilities” has the meaning specified in Section 10.04(b).
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intellectual Property Security Agreement” means an intellectual property security agreement, in form and substance reasonably satisfactory to the Administrative Agent, as supplemented and joined from time to time by the execution and delivery of supplements and joinders as provided therein or otherwise reasonably acceptable to the Administrative Agent.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, Swing Line Loan or an Alternative Currency Daily Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for such Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, Swing Line Loan or Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
“Interest Period” means, (a) as to each Term SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one, three or, other than with respect to Alternative Currency Term Rate Loans denominated in Canadian Dollars, six months thereafter (in each case with respect to Alternative Currency Term Rate Loans, subject to availability for the interest rate applicable to the relevant currency) as selected by the Company in its Committed Loan Notice, (b) [reserved] or (c) such other period that is twelve months or less requested by the Company and consented to by all the Appropriate Lenders; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance and calculating “Cumulative Available Amount,” the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investments but reduced by the aggregate amount of any dividends, distributions, proceeds, including sale proceeds, payments, return of capital, or other cash amounts subsequently received by the Borrowers and Restricted Subsidiaries in respect of such Investments.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 10.19.
“Latest Maturity Date” means the latest of the Maturity Date for the Revolving Credit Facility, the Maturity Date for the Term Facility, the Maturity Date for the Euro Term Facility, any Incremental Term Loan Maturity Date applicable to existing Incremental Term Loans and any Refinancing Term Loans or Replacement Revolving Facility Commitments, as of any date of determination.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCT Election” has the meaning specified in Section 1.03(d)(iii).
“LCT Test Date” has the meaning specified in Section 1.03(d)(iii).
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lenders.
    “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. All Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Ratio Increase Period” has the meaning specified in Section 7.11(b).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (i) any Permitted Acquisition or other Investment permitted under this Agreement the consummation of which is not conditioned (under the applicable agreement) on the availability of, or on obtaining, third-party financing (as notified by the Company to the Administrative Agent), (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (iii) any Restricted Payment requiring irrevocable notice in advance thereof.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, each Designated Borrower Request and Assumption Agreement, each Note, any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.17 of this Agreement, the Guaranty, the Collateral Documents, the Engagement Letter, each Fee Letter and each Issuer Document.
“Loan Parties” means, collectively, the Company, each Guarantor and each Designated Borrower.

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common Equity Interests of the Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 7.06(h) multiplied by (b) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Material Acquisition” means an Acquisition where the aggregate consideration (including the amount of any earnout or other post-closing payment reasonably estimated to be payable) exceeds $200,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial liabilities (actual or contingent) or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Commercial Tort Claim” means any commercial tort claim with respect to which any Domestic Obligor is a plaintiff or a beneficiary and that makes a claim for damages, or other claim for judgment, in an amount greater than or equal to $25,000,000.
“Material Deposit Account” means any deposit account of a Domestic Obligor that does not constitute an Excluded Asset and that has an average daily balance in excess of $10,000,000.
“Material Domestic Subsidiary” means each wholly-owned Domestic Subsidiary (other than a Foreign Holding Company) that individually represents greater than or equal to either (a) five percent (5%) of the consolidated total assets of the Company and its Domestic Subsidiaries or (b) five percent (5%) of the Consolidated EBITDA of the Company and its Domestic Subsidiaries; provided that, in the event that the Material Domestic Subsidiaries, the Domestic Designated Borrowers and the Company on a combined basis do not represent at least eighty-five percent (85%) of the consolidated total assets of the Company and its Domestic Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year and Consolidated EBITDA of the Company and its Domestic Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year, then in such case the Company shall identify additional Domestic Subsidiaries (which, for the avoidance of doubt, may include non-wholly owned Domestic Subsidiaries to the extent necessary) to constitute Material Domestic Subsidiaries such that both of the foregoing 85% tests are satisfied. The determination of which subsidiaries constitute Material Domestic Subsidiaries shall be made (a) on the Amendment No. 4 Effective Date, (b) as provided in Section 6.02(b) in connection with the delivery of the annual audited financial statements pursuant to Section 6.01(a) and (c) upon the consummation of any Material Acquisition.

“Material Intellectual Property” means exclusive licenses to any intellectual property that is material to the operation of the business of the Company and its Subsidiaries, taken as a whole.
“Material Securities Account” means any securities account, securities entitlement account or similar account of a Loan Party (other than a Foreign Designated Borrower) with an average daily balance in an amount in excess of $5,000,000.
“Maturity Date” means (in each case, subject to extension in accordance with Section 10.21) (a) with respect to the Revolving Credit Facility, April 10, 2031, (b) with respect to the U.S. Term Facility, April 10, 2031, and (c) with respect to the Euro Term Facility, April 10, 2031; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company in respect of which financial statements for each fiscal quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“MNPI” has the meaning specified in Section 10.06(h)(iv).
“MNPI Representation” has the meaning specified in Section 10.06(h)(iv).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means:

(a)    with respect to any Disposition by any Loan Party or any of their Restricted Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of their Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Restricted Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of their Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Restricted Subsidiary in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Note” means a U.S. Term Note, a Euro Term Note or a Revolving Credit Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Bilateral Foreign Loan Facility, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any

Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Secured Obligations” means all Obligations of any Loan Party or any Restricted Subsidiary arising under any Bilateral Foreign Loan Facility, Secured Cash Management Agreement or Secured Hedge Agreement.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430 and 436 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding any Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition so long as:
(a)    the acquiring Person and any such newly-created or acquired Restricted Subsidiary shall comply (or the Company shall cause compliance) with the requirements of Section 6.12, if applicable;
(b)    the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the businesses of the Company and its Restricted Subsidiaries in the ordinary course or reasonably related thereto, except that the Company or applicable Restricted Subsidiary may also acquire some unrelated lines of business that such Borrower or applicable Restricted Subsidiary may dispose of following the Acquisition;
(c)    such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be materially adverse to the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole (as determined in good faith by the Company or such Restricted Subsidiary);
(d)    after giving effect to such Acquisition, (x) prior to a Financial Covenant Adjustment, the Consolidated Net Leverage Ratio (determined as of the most recently completed relevant period after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) incurred in connection therewith) shall be no higher than 4.25 to 1.00 (or, to the extent the Company elects a Consolidated Net Leverage Ratio Increase in accordance with Section 7.11(b), 4.75 to 1.00); or (y) following a Financial Covenant Adjustment, the Consolidated Secured Net Leverage Ratio (determined as of the most recently completed relevant period after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) incurred in connection therewith) shall be no higher than 3.50 to 1.00 (or, to the extent the Company elects a Consolidated Secured Net Leverage Ratio Increase in accordance with Section 7.11(b), 4.00 to 1.00); provided that if such Acquisition is a Limited Condition Transaction, this condition may be satisfied as of the applicable LCT Test Date;
(e)    (A) immediately before and immediately after giving pro forma effect to any such Acquisition, no Default shall have occurred and be continuing and (B) without limitation of clause (d) above, immediately after giving effect to such Acquisition and all related transactions (including any incurrence and repayment of Indebtedness), the Company and its Restricted Subsidiaries shall be in pro forma compliance with all of the other covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Acquisition and all related transactions had been consummated as of the first day of the fiscal period covered thereby; provided that if such Acquisition is a Limited Condition Transaction, the conditions in (A) and (B) above may be satisfied as of the applicable LCT Test Date;
(f)     such Acquisition shall be consensual and shall have been approved by the subject Person’s board of directors or similar governing body or the requisite holders of such capital stock or other Equity Interests; and
(g)    in the case of an Acquisition where the aggregate consideration (including the amount of any earnout or other post-closing payment reasonably estimated to be payable) exceeds $100,000,000, the Company shall have delivered to the Administrative Agent (i) no less than ten Business Days prior to the date on which any such Acquisition is to be consummated (or such later date as may be approved by the Administrative Agent), written notice of such Acquisition, which notice shall include the proposed closing date of such Acquisition and whether such Permitted Acquisition is a Limited Condition Transaction and (ii) at least five Business Days prior to the date on which any such Acquisition is to be consummated (or such later date as may be approved by the Administrative Agent), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the foregoing requirements have been satisfied or will be satisfied on or prior to the consummation of such Acquisition.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent Swap Contract) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) purchased by the Company in connection with the issuance of any Permitted Convertible Indebtedness to hedge obligations to deliver shares of the Company’s common stock under such Permitted Convertible Indebtedness; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith); provided, further, that the purchase price for such Permitted Bond Hedge Transaction does not exceed the net proceeds received by the Company or any Restricted Subsidiary from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Company or any Restricted Subsidiary that is convertible into shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company.
“Permitted Earlier Maturity Debt” means Indebtedness incurred, at the option of the Company, with a weighted average life to maturity shorter than the longest remaining weighted average life to maturity of any Term Loans in effect at the time such Indebtedness is incurred and/or a maturity date that is earlier than the Latest Maturity Date at the time such Indebtedness is incurred in an aggregate principal amount for all such Indebtedness incurred or issued in reliance on this definition not to exceed the greater of $83.0 million and 25% of Consolidated EBITDA as of the most recently ended Measurement Period.
“Permitted Post-Closing Reorganization” means any reorganizations and other activities solely between and among the Company and its Restricted Subsidiaries entered into on or after the date hereof in order to create a logical and tax-efficient organization so long as (a) such Permitted Post-Closing Reorganization is not materially adverse to the Lenders (as determined by the Company in good faith), (b) after giving effect to such Permitted Post-Closing Reorganization, the Domestic Obligors continue to have access to all material assets necessary to carry out their businesses consistent with practice prior to such Permitted Post-Closing Reorganization, (c) the Permitted Post-Closing Reorganization and the related transactions, taken as a whole, are fair and reasonable to the Domestic Obligors and (d) after giving effect to the Permitted Post-Closing Reorganization, the Company and its Restricted Subsidiaries otherwise comply with Section 6.12 as such provisions apply to the conditions and circumstances after giving effect to the Permitted Post-Closing Reorganization. For the avoidance of doubt, in connection with a Permitted Post-Closing Reorganization, (1) the Company may request, and in accordance with

Section 9.10 the Administrative Agent shall, release guarantees by Foreign Subsidiaries that may have previously been designated as Guarantors and (2) the Company and its Restricted Subsidiaries may not transfer assets to an Unrestricted Subsidiary as part of a Permitted Post-Closing Reorganization, which is intended to involve transactions only among the Company and its Restricted Subsidiaries.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding any Multiemployer Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan of Reorganization” has the meaning specified in Section 10.06(g)(iii).
“Platform” has the meaning specified in Section 6.02.“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning specified in Section 10.23(b).
“QFC Credit Support” has the meaning specified in Section 10.23.
“Qualified Bridge Facility” means any customary bridge facility which, subject to customary conditions, automatically converts into or is required to be exchanged for Indebtedness that satisfies all applicable maturity and weighted average life limitations under Section 2.16(a).
“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.
“Qualified Notes Offering” means any offering of unsecured debt securities (including Permitted Convertible Indebtedness) by the Company, the gross proceeds of which equal at least $300,000,000 in the aggregate; provided that it is understood that two separate offerings of Permitted Convertible Indebtedness the gross proceeds of which are less than $300,000,000 individually but at least $300,000,000 in the aggregate shall constitute a Qualified Notes Offering.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then the “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Ratings Release Trigger Event” shall be deemed to have occurred while two of the following have occurred and are continuing: (A) the corporate family rating of the Company and its Subsidiaries from Moody’s is Baa3 or better (with a stable outlook or better), (B) the corporate rating of the Company and its Subsidiaries from S&P is BBB- or better (with a stable outlook or better) or (C) the corporate rating of the Company and its Subsidiaries from Fitch is BBB- or better (with a stable outlook or better). In the event that any rating agency changes its rating system, the referenced ratings shall be the ratings equivalent to the above-denominated ratings prior to giving effect to such change, as reasonably determined by the Administrative Agent.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Refinancing” means the payment in full of all outstanding amounts and the termination of all commitments under the Existing Credit Agreement.
“Refinancing Effective Date” has the meaning specified in Section 2.21(a).
“Refinancing Term Loans” has the meaning specified in Section 2.21(a).
“Register” has the meaning specified in Section 10.06(c).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR or ESTR, as applicable, (d) Canadian Dollars, the Term CORRA Rate, (e) Yen, TIBOR and (f) Australian Dollars, BBSY, as applicable.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Replacement Revolving Facilities” has the meaning specified in Section 2.21(c).
“Replacement Revolving Facility Commitments” has the meaning specified in Section 2.21(c).
“Replacement Revolving Loans” has the meaning specified in Section 2.21(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Euro Term Lenders” means, as of any date of determination, Euro Term Lenders holding more than 50% of the Euro Term Facility on such date; provided that the portion of the Euro Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Euro Term Lenders.
“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Required U.S. Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the U.S. Term Facility on such date; provided that the portion of the U.S. Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Term Lenders.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, corporate secretary, general counsel, treasurer, assistant treasurer or controller, director or management board member of a Loan Party, or any other Person designated by the Board of the applicable Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to Section 2 of Amendment No. 4, the secretary or any assistant secretary of a Loan Party and (c) solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, but excluding any intercompany payment made to a Loan Party.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan or Euro Swing Line Rate Loan,(ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require (including, without limitation, in connection with any payment or repayment of Loans); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Increase” has the meaning specified in Section 2.16(a).
“Revolving Credit Increase Lender” has the meaning specified in Section 2.16(d)(ii).
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any applicable sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), Hong Kong Monetary Authority or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning assigned specified in Section 3.03(c)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SEC Filing Date” means (i) the date that the relevant financial statements of the Company are required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 or (ii) if the Company is no longer a SEC reporting company, the date the relevant financial statements of the Company would be required to be filed with the SEC if the Company were a reporting company and not an “accelerated filer” within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary of a Loan Party and any Cash Management Bank and designated by the Company in a writing to the Administrative Agent as a Secured Cash Management Agreement.
“Secured Hedge Agreement” means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party or any Restricted Subsidiary of a Loan Party and any Hedge Bank and designated by the Company in a writing to the Administrative Agent as a Secured Hedge Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Bilateral Foreign Facility Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security and Pledge Agreement” means that certain Security and Pledge Agreement dated as of the Closing Date by the Company and other Domestic Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as supplemented or joined from time to time by the execution and delivery of supplements and joinders as provided therein or as otherwise reasonably acceptable to the Administrative Agent.
“Significant Subsidiary” means (a) each Restricted Subsidiary that is or is required to be a Loan Party and (b) each other Restricted Subsidiary that individually represents at least two percent (2%) of the Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis or at least two percent (2%) of the consolidated total assets of the Company and its Restricted Subsidiaries on a consolidated basis.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor Administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal

Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Daily Floating Rate” means for any interest calculation with respect to a SOFR Daily Floating Rate Loan on any date, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate with a term equivalent to one (1) month beginning on that date; provided, that if the rate is not published prior to 11:00 a.m. on such determination date then SOFR Daily Floating Rate means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto; provided that if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“SOFR Daily Floating Rate Borrowing” means any Borrowing comprised of SOFR Daily Floating Rate Loans.
“SOFR Daily Floating Rate Loan” means a Loan that bears interest based on the SOFR Daily Floating Rate.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, (b) the fair value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of such Person and its Subsidiaries, on a consolidated basis, (c) the capital of such Person and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the Amendment No. 4 Effective Date, and (d) such Person and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fourth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that is such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Default” shall mean an Event of Default arising under either or both of Sections 8.01(a) or 8.01(f).
“Specified Representations” means the representations and warranties set forth in Section 5.01(a), Section 5.01(b)(ii) (solely as it relates to corporate or organizational power or authority), Section 5.02(a) (solely with respect to the Loan Documents), Section 5.02(c) (but only with respect to the Loan Documents and also with respect to no conflicts with or consents under any applicable Laws, where such conflict or failure to obtain such consent could reasonably be expected to have a Material Adverse Effect), Section 5.04, Section 5.14, Section 5.18, Section 5.21, Section 5.22 and Section 5.24.
“Specified Transaction” means (a) any Investment that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any Acquisition that constitutes a Material Acquisition or a Permitted Acquisition, (d) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company or (e) any other Acquisition, incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes without any adjustment to the commitments thereunder), Restricted Payment or other event that by the terms of this Agreement requires a test to be calculated for “pro forma compliance” or on a “pro forma basis” or after giving “pro forma effect.”
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsequent Transaction” has the meaning specified in Section 1.03(d)(iii).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supported QFC” has the meaning specified in Section 10.23.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“SWIFT” has the meaning specified in Section 2.03(f).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means, collectively, (a) the U.S. Swing Line Lender, and (b) the Euro Swing Line Lender, or one or more other branches or Affiliates of Bank of America, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $80,000,000 and (b) the Revolving Credit Facility; provided that unless otherwise agreed between the Company and the Swing Line Lenders, the aggregate amount of Swing Line Loans outstanding in Dollars shall not exceed $60,000,000 and the aggregate amount outstanding in Euros shall not exceed the Alternative Currency Equivalent of $20,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agents” means, collectively, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Wells Fargo, National Association, Citibank, N.A., Citizens Bank, N.A., TD Bank, N.A., U.S. Bank National Association and The Huntington National Bank, in their capacities as co-syndication agents.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means either a U.S. Term Borrowing or a Euro Term Borrowing.
“Term Commitment” means either a U.S. Term Commitment or a Euro Term Commitment.
“Term Facilities” means, at any time, the U.S. Term Facility and the Euro Term Facility.
“Term Lender” means, at any time, a U.S. Term Lender or a Euro Term Lender.
“Term Loan” means a U.S. Term Loan, a Euro Term Loan, an Incremental Term Loan, or a Refinancing Term Loan.
“Term Loan Increase” has the meaning specified in Section 2.16(a).
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by the CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $75,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the aggregate amount of Total Revolving Credit Exposure and Total Term Loan Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and the Revolving Credit Exposure of such Revolving Credit Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Total Term Loan Exposure” means, as to any Term Lender at any time, the unused Term Commitments (if any) and the Outstanding Amount of all Term Loans of such Term Lender at such time.
“Trade Date” has the meaning specified in Section 10.06(g).
“Transactions” means, collectively, (a) the Refinancing, (b) the entering into of Amendment No. 4 and making of Credit Extensions on the Amendment No. 4 Effective Date and (c) the payment of fees, commissions, transaction costs and expenses incurred in connection with each of the foregoing.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan, an Alternative Currency Term Rate Loan, a SOFR Daily Floating Rate Loan or a Euro Swing Line Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unaudited Financial Statements” means the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of, and related statements of income and cash flows of the Company and its consolidated Subsidiaries for, each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Company and its consolidated Subsidiaries ended after December 31, 2025 and ended at least 45 days before the Amendment No. 4 Effective Date.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary in accordance with Section 2.14(a) (until such time, if ever, that such Subsidiary is re-designated as a Restricted Subsidiary in accordance with Section 2.14(b)); provided that in no event shall any Loan Party be an Unrestricted Subsidiary.
“U.S. Borrower” means a Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.23.

“U.S. Swing Line Lender” means Bank of America, or one or more other branches or Affiliates of Bank of America, in its capacity as provider of Swing Line Loans denominated in U.S. Dollars, or any successor swing line lender hereunder or any successor swing line lender of Swing Line Loans denominated in U.S. Dollars hereunder.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“U.S. Term Borrowing” means a borrowing consisting of simultaneous U.S. Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the U.S. Term Lenders pursuant to Section 2.01(a).
“U.S. Term Commitment” means, as to each U.S. Term Lender, its obligation to make U.S. Term Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such U.S. Term Lender’s name on Schedule 2.01 under the caption “U.S. Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such U.S. Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“U.S. Term Facility” means, at any time, (a) on or prior to the Amendment No. 4 Effective Date, the aggregate amount of the U.S. Term Commitments at such time and (b) thereafter, the aggregate principal amount of the U.S. Term Loans of all U.S. Term Lenders outstanding at such time.
“U.S. Term Lender” means (a) at any time on or prior to the Amendment No. 4 Effective Date, any Lender that has a U.S. Term Commitment at such time and (b) at any time after the Amendment No. 4 Effective Date, any Lender that holds U.S. Term Loans at such time.
“U.S. Term Loan” means an advance made by any U.S. Term Lender under the U.S. Term Facility.
“U.S. Term Note” means a promissory note made by the Company in favor of a U.S. Term Lender evidencing U.S. Term Loans made by such U.S. Term Lender, substantially in the form of Exhibit C-3.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)[Reserved].
(b)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements described in clause (a) of such definition, except as otherwise specifically prescribed herein, including, for the avoidance of doubt, Section 7.13 (but subject to clause (ii) below). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) or any change otherwise permitted by Section 7.13, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or such other change (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with the accounting treatment prior to such change therein and (B) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or otherwise.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements described in clause (a) of such definition for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Pro Forma Calculations; Limited Condition Transactions.
(i)For purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (A) during the period in respect of which such calculations are required to be made or (B) in the case of a pro forma calculation required by this Agreement, subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made on a pro forma basis (solely with respect to determining pro forma compliance for such event, and not for other purposes (including pricing)) shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used in either of the foregoing attributable to any Specified Transaction) had occurred on the first day of the Measurement Period in respect of which such calculations are required to be made. If since the beginning of any applicable Measurement Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Measurement Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.03(d), then the Consolidated Interest Coverage

Ratio, the Consolidated Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.03(d).
(ii)Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and in a manner reasonably acceptable to the Administrative Agent, subject, in the case of any Permitted Acquisition, to the Administrative Agent’s receipt of (x) the most recent financial statements with respect to the acquired Person or business prepared by such acquired Person or the seller thereof and (y) to the extent available, the most recent audited and interim unaudited financial statements with respect to the acquired Person.
(iii)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, (ii) determining the accuracy of representations and warranties in Article V and/or whether a Default or Event of Default shall have occurred and be continuing under Article VIII (including satisfying conditions dependent on the absence of a breach of a representation, warranty, Default, or Event of Default), (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA), or (iv) testing availability of borrowings under the Revolving Credit Facility to finance a Limited Condition Transaction and satisfying any conditions thereto, in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (each such date described in clauses (A), (B) and (C) below, an “LCT Test Date”) shall be deemed, in each case, to be at the option of the Company
(A)in the case of any acquisition, Investment or other similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) (other than as described in clauses (B) or (C) below) (i) the date the definitive agreement for such transaction is entered into (or the date of the effectiveness of any documentation or agreement with a substantially similar effect as a binding acquisition agreement), (ii) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) at the time of the consummation of the relevant transaction,
(B)in the case of any irrevocable Restricted Payment or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith), (i) at the time such Restricted Payment or similar Limited Condition Transaction is declared, (ii) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) at the time of the making of such Restricted Payment or Limited Condition Transaction, and/or
(C)in the case of any irrevocable redemption, repurchase, defeasance, satisfaction or repayment of Indebtedness or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) (i) at the time of delivery of notice with respect to such repurchase, repayment or similar Limited Condition Transaction, (ii) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) at the time of the making of such repurchase, repayment or Limited Condition Transaction, and
(D)in each case, if, after giving pro forma effect to the Limited Condition Transaction as if such Limited Condition Transaction occurred at the beginning of the most recent Measurement Period ending prior to the LCT Test Date, the Company or any of its Restricted Subsidiaries could have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, representation, warranty, absence of Defaults or Events of Default, test or basket, such ratio, representation, warranty, absence of Defaults or Events of Default, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date could have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, following the LCT Test Date but at or prior to (y) the consummation of the relevant Limited Condition Transaction or (z) the date that the definitive agreement for such Limited Condition Transaction terminates or expires without consummation of the Limited Condition Transaction, in each case, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge, repayment or consummation of such Limited Condition Transaction specified in an irrevocable notice for such Limited Condition Transaction is terminated or expires, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a pro forma basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.
1.04Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder, calculating financial covenants hereunder or with respect to amounts under the Euro Term Loan, or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(a)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or Euro Swing Line Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
1.06Additional Alternative Currencies. (a) The Company may from time to time request that Revolving Credit Loans be made as Alternative Currency Loans in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is an Eligible Currency. Any such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders.
(a)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Revolving Credit Borrowing in such proposed currency (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). The Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans under the Revolving Credit Facility in such requested currency.
(b)Any failure by a Revolving Credit Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender to permit Alternative Currency Loans to be made under the Revolving Credit Facility in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Alternative Currency Loans under the Revolving Credit Facility in such requested currency and the Administrative Agent and such Revolving Credit Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Revolving Credit Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Revolving Credit Borrowings of Alternative Currency Loans. If any Revolving Credit Lender shall fail to consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
1.07Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Amendment No. 4 Effective Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Borrowing, at the end of the then current Interest Period.

(a)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(b)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.11Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a)if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b)if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01The Loans. (a) The U.S. Term Borrowing. Subject to the terms and conditions set forth herein, each U.S. Term Lender severally agrees to make a single loan in Dollars to the Company on the Amendment No. 4 Effective Date in an amount not to exceed such U.S. Term Lender’s Applicable Percentage of the U.S. Term Facility. The U.S. Term Borrowing shall consist of U.S. Term Loans made simultaneously by the U.S. Term Lenders in accordance with their respective Applicable Percentage of the U.S. Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. U.S. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided that a Funding Indemnity Letter shall be required with respect to any U.S. Term Loans to be advanced as Term SOFR Loans on the Amendment No. 4 Effective Date.
(a)The Euro Term Borrowing. Subject to the terms and conditions set forth herein, each Euro Term Lender severally agrees to make a single loan in Euros to the Dutch Borrower (as directed by the Company) on the Amendment No. 4 Effective Date in an amount not to exceed such Euro Term Lender’s Euro Term Commitment. The Euro Term Borrowing shall consist of Euro Term Loans made simultaneously by the Euro Term Lenders in accordance with their respective Euro Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Euro Term Loans must be Alternative Currency Term Rate Loans as further provided herein, and a Funding Indemnity Letter shall be required with respect to the advance of the Euro Term Loans on the Amendment No. 4 Effective Date.
(b)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein; provided that a Funding Indemnity Letter shall be required with respect to any Revolving Credit Loans to be advanced as Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans on the Amendment No. 4 Effective Date.
2.02Borrowings, Conversions and Continuations of Loans. (a) Each U.S. Term Borrowing, each Euro Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than (i) in the case of Term SOFR Loans, 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans to Base Rate Loans, (ii) in the case of Alternative Currency Loans, 1:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Alternative Currency Loans, the Administrative Agent shall notify the applicable

Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, or conversion to or continuation of Term SOFR Loans and each Borrowing of, conversion to or continuation of Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or, solely in the case of a Revolving Credit Borrowing on the Amendment No. 4 Effective Date, such other principal amount as agreed by the Administrative Agent). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a U.S. Term Borrowing, a Euro Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of failure to timely request a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, such Loans shall be continued as Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, in their original currency with an Interest Period of one (1) month. If the applicable Borrower requests a Borrowing of, or conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as provided pursuant to Section 2.12(a) and 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(a)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage under the applicable Facility of the applicable U.S. Term Loans, Euro Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans described in the preceding subsection. In the case of a U.S. Term Borrowing, a Euro Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of Loans denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(b)Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable. During the existence of a Default, no Loans (other than the Euro Term Loan) may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Alternative Currency Loans (other than the Euro Term Loan) be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(c)The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans upon determination of such interest rate.
(d)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect in the aggregate in respect of the Facilities.
(e)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment No. 4 Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension (but it may contain auto extend provisions as agreed to by the L/C Issuer as more fully set forth in clause (b)(iii) below), unless the Required Revolving Lenders have approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 4 Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 4 Effective Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $1,000,000, in the case of a standby Letter of Credit;
(D)the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the L/C Issuer by such time on the Honor Date, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable

Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Restricted Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Restricted Subsidiaries.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services

Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to adjustment as provided in Section 2.18, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the third Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the third Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Company or to any Designated Borrower organized under the laws of a European country from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit (including giving effect to the proviso contained in the definition thereof), notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as a Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment and (y) no Swing Line Lender shall be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company or the applicable Designated Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan denominated in Dollars shall be made only to the Company and shall bear interest only at a rate based on the SOFR Daily Floating Rate. Each Swing Line Loan denominated in Euros shall be made only to a Designated Borrower organized under the laws of a European country and shall bear interest only at a rate based on Basic ESTR. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in each Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s or the applicable Designated Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent (which shall provide notice to the other Swing Line Lender), which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date in the case of Swing Line Loans denominated in Dollars and 11:00 a.m. London time on the requested borrowing date in the case of Swing Line Loans denominated in Euros, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or €100,000, as applicable, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the applicable Swing Line Lender of any Swing Line Loan Notice, the applicable Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the applicable Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the requested borrowing date in the case of Swing Line Loans denominated in Dollars or 2:00 p.m. London time on the requested borrowing date in the case of Swing Line Loans denominated in Euros (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the applicable Swing Line Lender will, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice in the case of Swing Line Loans denominated in Dollars and 3:00 p.m. London time on the borrowing date specified in such Swing Line Loan Notice in the case of Swing Line Loans denominated in Euros, make the amount of its Swing Line Loan available to the Company or the applicable Designated Borrower at its office by crediting the account of the Company or the applicable Designated Borrower on the books of the Swing Line Lender in Same Day Funds or by initiating a wire transfer of such funds as directed by the Company or the applicable Designated Borrower.
(c)Refinancing of Swing Line Loans.
(i)Either Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a SOFR Daily Floating Rate Loan for Swing Line Loans denominated in Dollars or a Euro Swing Line Rate Loan for Swing Line Loans denominated in Euros in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of SOFR Daily Floating Rate Loans or Euro Swing Line Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. Each Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the applicable Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice for Swing Line Loans denominated in Dollars and 11:00 a.m. London time on the day specified in such Committed Loan Notice for Swing Line Loans denominated in Euros, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a SOFR Daily Floating Rate Loan to the Company or a Euro Swing Line Rate Loan to the applicable Designated Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for SOFR Daily Floating Rate Loans or Euro Swing Line Rate Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by the applicable Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line

Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the applicable Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Company, any Designated Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company or any Designated Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to such Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lenders. Each Swing Line Lender shall be responsible for invoicing the Company for interest on the applicable Swing Line Loans. Until each Revolving Credit Lender funds its SOFR Daily Floating Rate Loan, Euro Swing Line Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the applicable Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

2.05Prepayments.
(a)Optional.
(i)Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans, (2) four Business Days (or five in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans denominated in Dollars shall be in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage or such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of Term SOFR Loans or Alternative Currency Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as the Company may direct (and, in the absence of any such direction, on a pro rata basis across the remaining quarterly principal installments thereof). Subject to Section 2.18, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)The Company may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment in the case of Swing Line Loans denominated in Dollars and 1:00 p.m. London time on the date of the prepayment in the case of Swing Line Loans denominated in Euros, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)If the Company or any of its Restricted Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a) through (d)) which results in the realization by such Person of Net Cash Proceeds (other than from the Company or a Restricted Subsidiary in a transaction permitted hereby), the

Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided that (A) no prepayment shall be required to be made (x) for any Disposition where such Disposition (when combined with all other Dispositions in a series of related Dispositions) is under $10,000,000 and (y) with the first $25,000,000 of Net Cash Proceeds from Dispositions (including Dispositions of less than $10,000,000) (less any exclusion of prepayments from Net Cash Proceeds of Extraordinary Receipts resulting from the application of proviso (A) to clause (iii) below) in any fiscal year of the Company and (B) with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets or assets useful in the business of the Company and its Restricted Subsidiaries, including Permitted Acquisitions, so long as (x) within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Administrative Agent) and (y) if a definitive agreement to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 545 days after the receipt of such Net Cash Proceeds (as certified by the Company in writing to the Administrative Agent), it being understood that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i)) (giving effect to the preceding proviso (A)).
(ii)Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).
(iii)Upon any Extraordinary Receipt received by or paid to or for the account of the Company or any of its Restricted Subsidiaries, and not otherwise included in clause (i) or (ii) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided that (A) no prepayment shall be required to be made (x) if the Extraordinary Receipts from such occurrence or series of occurrences are less than $10,000,000 and (y) with the first $25,000,000 of Net Cash Proceeds from Extraordinary Receipts (including Extraordinary Receipts of less than $10,000,000) (less any exclusion of prepayments from Net Cash Proceeds of Dispositions resulting from the application of proviso (A) to clause (i) above) in any fiscal year of the Company and (B) with respect to any proceeds of insurance or condemnation awards (or payments in lieu thereof), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of receipt of such insurance proceeds or condemnation awards), and so long as no Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may apply such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received or other assets useful in the business of the Company and its Restricted Subsidiaries, including Permitted Acquisitions, so long as (x) within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Administrative Agent) and (y) if a definitive agreement to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 545 days after the receipt of such Net Cash Proceeds (as certified by the Company in writing to the Administrative Agent), it being understood that any Net Cash Proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iii) (giving effect to the preceding proviso (A)).
(iv)The Company may direct that the prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) be applied to the repayment of the U.S. Term Facility, the Euro Term Facility or the Term Facilities. Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, ratably to the applicable Term Facilities, as directed by the Company, and to the principal repayment installments thereof in direct order of maturity to the next four principal repayment installments of the applicable Term Facility and, thereafter, to the remaining principal repayment installments (including any installment on the Maturity Date) of the applicable Term Facility on a pro rata basis and, second, ratably to the other Term Facilities to the principal repayment installments thereof in direct order of maturity to the next four principal repayment installments of the applicable Term Facility and, thereafter, to the remaining principal repayment installments (including any installment on the Maturity Date) of the applicable Term Facility on a pro rata basis.
(v)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.
(vi)The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.05(b)(i) and (iii), in each case at least three Business Days prior to the date such prepayment is required to be made (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion). Each such notice shall be revocable and specify the anticipated date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans to be prepaid in accordance with such prepayment notice of the contents of the Company’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any such prepayment of Term Loans required to be made pursuant to Section 2.05(b)(i) and (iii) (such declined amounts, the “Declined Amounts”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment of Term Loans. Any Declined Amounts remaining thereafter shall be retained by the Company.
(vii)Notwithstanding anything to the contrary contained in Section 2.05(b)(i) or (iii), to the extent attributable to a Disposition by a Restricted Subsidiary or an Extraordinary Receipt received by a Restricted Subsidiary, that is, in either case, a Foreign Subsidiary and in any such case a Restricted Payment or other distribution to the applicable Borrower or the Company is required (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other payment) in connection with such prepayment (or portion thereof), no prepayment (or a portion thereof) required under Section 2.05(b)(i) or (iii) shall be made if either of the Company or any Restricted Subsidiary determines in good faith that it would incur a liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution which the Company, in its reasonable judgment, deems to be material (after giving effect to distributions or payments to Foreign Designated Borrowers). Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any such required prepayment, the Borrowers shall make such prepayment in an amount equal to the lesser of (1) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (2) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Cash Proceeds from the applicable Disposition or Extraordinary Receipt were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).
(viii)In the event that any prepayment pursuant to Section 2.05(b) would require that the Borrowers pay compensation under Section 3.05, the Borrowers may defer such payment until such date as no such compensation would be required provided it shall not be deferred by more than 30 days.
2.06Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.
(a)Mandatory.
(i)The aggregate U.S. Term Commitments shall be automatically and permanently reduced to zero on the date of the U.S. Term Borrowings.
(ii)The aggregate Euro Term Commitments shall be automatically and permanently reduced to zero on the date of the Euro Term Borrowing.
(iii)If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(b)Application of Commitment Reductions; Payment of Fees.
(i)The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07Repayment of Loans. (a) U.S. Term Loans. The Company shall repay to the U.S. Term Lenders the aggregate principal amount of all U.S. Term Loans outstanding on the third Business Day after the last day of each fiscal quarter set forth below (with the first such payment date being the third Business Day after the last day of the first full fiscal quarter of the Company after the fiscal quarter in which the Amendment No. 4 Effective Date occurs) in an amount in Dollars equal to the percentage set forth opposite such date times the aggregate initial principal amount of the U.S. Term Loans actually made on the Amendment No. 4 Effective Date pursuant to Section 2.01(a) (which amounts shall be reduced as a result of the application of mandatory and voluntary prepayments as set forth herein):

Quarterly Payment Date	Amount
First eight quarterly payment dates	0.625%
Each quarterly payment date thereafter	1.250%

provided, however, that the final principal repayment installment of the U.S. Term Loans shall be repaid on the Maturity Date for the U.S. Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all U.S. Term Loans outstanding on such date.
(a)Euro Term Loans. The Dutch Borrower shall repay to the Euro Term Lenders the aggregate principal amount of all Euro Term Loans outstanding on the third Business Day after the last day of each fiscal quarter set forth below (with the first such payment date being the third Business Day after the last day of the first full fiscal quarter of the Company after the fiscal quarter in which the Amendment No. 4 Effective Date occurs) in an amount in Euros equal to the percentage set forth opposite such date times the aggregate initial principal amount of the Euro Term Loans actually made on the Amendment No. 4 Effective Date pursuant to Section 2.01(b) (which amounts shall be reduced as a result of the application of mandatory and voluntary prepayments as set forth herein):
(b)

Quarterly Payment Date	Amount
First eight quarterly payment dates	0.625%
Each quarterly payment date thereafter	1.250%

provided, however, that the final principal repayment installment of the Euro Term Loans shall be repaid on the Maturity Date for the Euro Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Euro Term Loans outstanding on such date.
(c)Revolving Credit Loans. The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(d)Swing Line Loans. The Company and the applicable Designated Borrowers, as applicable, shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility. Swing Line Loans may be repaid with proceeds of other Swing Line Loans.
2.08Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such period plus the Applicable Rate; (v) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the SOFR Daily Floating Rate plus the Applicable Rate and (vi) each Swing Line Loan denominated in Euros shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Basic ESTR plus the Applicable Rate.
(a)
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses 2.08(b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. Except as set forth in Section 2.18(a)(iii)(A) with respect to Defaulting Lenders, the Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate with respect to the “Commitment Fee” times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Commitment Fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 4 Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter and Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and Loans denominated in Alternative Currencies (other than an Alternative Currency with respect to EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Alternative Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the

Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(a)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency (and in the applicable Alternative Currency Equivalent thereof) and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.

(b)All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding the foregoing sentence, if any payment is received on the Business Day when due, the receipt of such payment after 2:00 p.m. shall not be deemed to be a Default or an Event of Default under Section 8.01(a)(i). If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, SOFR Daily Floating Rate Loans or Euro Swing Line Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, SOFR Daily Floating Rate Loans or Euro Swing Line Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, SOFR Daily Floating Rate Loans or Euro Swing Line Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) such Borrower had not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.17, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.14Designation of Unrestricted and Restricted Subsidiaries.
(a)At any time after the Amendment No. 4 Effective Date, upon written notice to the Administrative Agent (which written notice shall contain a certification as to the matters set forth in this clause (a)), the Company may designate any Restricted Subsidiary of the Company (along with all Subsidiaries of such Restricted Subsidiary) as an “Unrestricted Subsidiary”; provided that (i) both before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants in Section 7.11 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, if prior to any such delivery, as of the date of the most recent Audited Financial Statements, with the required financial covenant levels being deemed for such purpose to be the testing levels set forth in Section 7.11(b) without giving effect to any Consolidated Net Leverage Ratio Increase or Consolidated Secured Net Leverage Ratio Increase, as applicable), (iii) the Investment in such Unrestricted Subsidiary must be permitted at such time under Section 7.03 (with the amount of such Investment being deemed to be the Fair Market Value of the net assets of such Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary), (iv) once designated as an Unrestricted Subsidiary, the Company may re-designate such Subsidiary as a “Restricted Subsidiary” pursuant to Section 2.14(b), but, thereafter, the Company shall not re-designate such Subsidiary as an “Unrestricted Subsidiary” pursuant to this Section 2.14(a), (v) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary (A) if it is a “Restricted Subsidiary” for the

purpose of any other Indebtedness of a Loan Party or (B) unless each of its direct and indirect Subsidiaries is also designated an Unrestricted Subsidiary pursuant to this Section 2.14(a), and (vi) the Company and its Restricted Subsidiaries (excluding the proposed Unrestricted Subsidiary) shall at the time of the designation represent, on a combined basis (and without taking into account the assets or Consolidated EBITDA of any Unrestricted Subsidiary (including the proposed Unrestricted Subsidiary) or the value of any Investment therein), at least 90% of the consolidated total assets and at least 90% of the Consolidated EBITDA of the Company and its Subsidiaries (with Consolidated EBITDA and the definitions used therein being measured for this purpose for the Company and all Subsidiaries, notwithstanding such definitions otherwise being for the Company and its Restricted Subsidiaries). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment (with the amount of such Investment being deemed to be the Fair Market Value of the net assets of such Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary) by the Company or a Restricted Subsidiary therein at the date of designation. Notwithstanding anything herein to the contrary in this Section 2.14, (i) if any Restricted Subsidiary owns or holds any Material Intellectual Property, no such Restricted Subsidiary or Loan Party may be designated as an Unrestricted Subsidiary, (ii) neither the Company nor any of its Restricted Subsidiaries shall (A) make any Investment in, Restricted Payment to or otherwise dispose of Material Intellectual Property to, any Unrestricted Subsidiary (including by transferring any capital stock or Equity Interests of a Restricted Subsidiary to an Unrestricted Subsidiary) and (iii) no Unrestricted Subsidiary shall own or hold rights to any Material Intellectual Property.
(b) At any time after the Amendment No. 4 Effective Date and upon written notice to the Administrative Agent, the Company may re-designate any Unrestricted Subsidiary as a “Restricted Subsidiary”; provided that (i) no Subsidiary holding or owning Equity Interests in such re-designated Restricted Subsidiary shall be an Unrestricted Subsidiary (unless also being re-designated at such time), (ii) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing and (iii) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants in Section 7.11 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, if prior to any such delivery, as of the date of the most recent Audited Financial Statements, with the required financial covenant levels being deemed for such purpose to be the testing levels set forth in Section 7.11(b) without giving effect to any Consolidated Net Leverage Ratio Increase or Consolidated Secured Net Leverage Ratio Increase, as applicable). The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such re-designated Restricted Subsidiary existing at such time and (ii) a return on any Investment by the Company or other applicable Restricted Subsidiary in such re-designated Restricted Subsidiary in an amount equal to the Fair Market Value at the date of such designation of the Company’s or its Restricted Subsidiary’s (as applicable) Investment in such re-designated Restricted Subsidiary.
(c)Any designation of a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall be deemed a representation and warranty by the Company that each of the requirements in Section 2.14(a) or Section 2.14(b), as applicable, are satisfied in all respects.
2.15Designated Borrowers.
(a)Effective as of the Amendment No. 4 Effective Date the Dutch Borrower shall be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
(b)The Company may at any time after the Amendment No. 4 Effective Date (with the consent of the Administrative Agent and, other than in the case of a Domestic Subsidiary,

each Revolving Credit Lender), upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional wholly-owned Restricted Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility provided for herein the Administrative Agent and the Revolving Credit Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion (and each Revolving Credit Lender shall have satisfied with the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and any Designated Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Revolving Credit Lender that so requests, a Beneficial Ownership Certification in relation to such Designated Borrower), and Notes signed by such new Designated Borrowers to the extent any Revolving Credit Lenders so require. If the Administrative Agent and, if necessary, the appropriate Revolving Credit Lenders agree that an Applicant Borrower shall have satisfied the requirements to be a Designated Borrower under the Revolving Credit Facility, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to be a Borrower under the Revolving Credit Facility, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(c)The Company and each Domestic Designated Borrower shall be jointly and severally liable for all Obligations of all Borrowers. All Foreign Designated Borrowers shall be jointly and severally liable for the Obligations of each other Foreign Designated Borrower but shall not be liable for the Obligations of the Company or any Domestic Designated Borrower.
(d)Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
2.16Incremental Facilities.
(a)Request for Incremental Facilities. The Company may, from time to time, request by notice to the Administrative Agent (x) one or more increases in the Revolving Credit Facility (each, a “Revolving Credit Increase”), (y) one or more increases in any Term Facility (each, a “Term Loan Increase”) or (z) one or more term loan tranches to be made available to the Company or a Designated Borrower (each, an “Incremental Term Loan”; each Incremental Term Loan, each Revolving Credit Increase and each Term Loan Increase, collectively, referred to as the “Incremental Facilities”); provided that (i) the aggregate principal amount for all such Incremental Facilities shall not exceed the Incremental Available Amount; (ii) any such request for an Incremental Facility shall be in a minimum amount of $25,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section); (iii) no Revolving Credit Increase shall (A) increase the Letter of Credit Sublimit without the consent of the L/C Issuer or (B) increase the Swing Line Sublimit without the consent of each of the Swing Line Lenders; (iv) no Incremental Term Loan shall mature earlier than the Latest Maturity Date in effect or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any Term Facility (determined without giving effect to any prepayments except for any prepayments in full of a Term Facility); provided that the requirements set forth in this clause (iv) shall not apply to any Qualified Bridge Facility or any Permitted Earlier Maturity Debt; (v) each Incremental Term Loan shall (A) rank pari passu with or junior to any applicable then-existing Class of Loans and Commitments (x) in right of payment and (y) other than during a Collateral Release Period, in right of security (if secured) (and any Incremental Term Loans that are junior in right of payment and/or security shall have customary second lien, prepayment, standstill and other provisions, including any applicable intercreditor agreement, in each case reasonably acceptable to the Administrative Agent and the Company) and (B) rank pari passu with or junior to any applicable then-existing Class of Term Loans in prepayment and/or voting (unless agreed to be subordinate, paid after the Term Loans or have fewer voting rights by the Lenders providing such Incremental Term Loan) and (C) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Company; (vi) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions of the existing Facilities, shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loan and the Company and taken as a whole (as determined by the Company in good faith) shall either (a) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness or (b) be substantially similar to, or no more restrictive to the Company and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the existing Term Loans (except to the extent such terms (x) are conformed or added for the benefit of the existing Facilities, (y) apply solely to any period after the Latest Maturity Date, or (z) are otherwise reasonably acceptable to the Administrative Agent); (vii) each Incremental Facility shall constitute Obligations hereunder and, except as provided above with respect to any Incremental Term Loan that is junior in right of payment, prepayment, voting and/or security, shall be guaranteed and secured pursuant to the Guaranty and the Collateral Documents on a pari passu basis with the other Obligations hereunder, (ix) any Term Loan Increase shall have the same terms as the Term Facility being increased (except for such upfront fees as may be agreed between the Lenders providing such Term Loan Increase and the Company), (x) any Revolving Credit Increase shall have the same terms (except for such upfront fees as may be agreed between the Lenders providing such Revolving Credit Increase and the Company) as the Revolving Credit Facility, (xi) no Incremental Facility shall have guarantees from any Person that is not a Domestic Guarantor or, solely with respect to obligations of a

Foreign Obligor, a Foreign Guarantor, (xii) no Incremental Facility shall be secured by any assets that are not Collateral and (xiii) for the avoidance of doubt, during a Collateral Release Period, any Incremental Facility shall be unsecured.
(b)Process for Incremental Facilities. Incremental Facilities may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Company and the Administrative Agent, or by any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”) pursuant to an amendment or a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Facility to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(iii) and (ii) in the case of any Revolving Credit Increase, the L/C Issuer and the Swing Line Lenders shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuer or the Swing Line Lenders, as the case may be, would be required under Section 10.06(b)(iii) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or proposed Additional Lender; provided further that the Company shall not be required to offer or accept commitments from existing Lenders for any Incremental Facility. No Lender shall have any obligation to increase its Revolving Commitment, increase its Term Commitments or Term Loans or participate in any Incremental Term Loan, as the case may be, and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Facility, shall be required to effectuate such Incremental Facility. Commitments and loans in respect of Incremental Facilities shall be documented under this agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each Lender or Additional Lender, if any, agreeing to provide such Commitments and/or loans and the Administrative Agent.
(c)Effective Date and Allocations. The Administrative Agent and the Company shall determine the effective date of any Incremental Facility (the “Incremental Effective Date”). The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Facility and the Incremental Effective Date.
(d)Conditions to Effectiveness.
(i)As a condition precedent to each Incremental Facility, the Company shall deliver to the Administrative Agent a certificate of the Company (and, in the case of any Incremental Facility also available to any other Borrower, of such Borrower) and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Law with respect to the Guaranty of a Guarantor, of each such Guarantor, dated as of the Incremental Effective Date, signed by a Responsible Officer of the applicable Borrower or Guarantor and (x) certifying and attaching the resolutions adopted by the applicable Borrower or Guarantor approving or consenting to such Incremental Facility (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Amendment No. 4 Effective Date) and (y) certifying that, before and after giving effect to such increase:
(A)the representations and warranties contained in Article V and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Incremental Effective

Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 2.16(d)(i)(A), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements of the Company and its Subsidiaries furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided that, in the case of any Incremental Facility the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, the applicable representations and warranties may, if agreed to by the lenders providing such Incremental Facility, be limited to (1) the Specified Representations (or such other formulation thereof as may be agreed by the lenders providing such Incremental Facility) and (2) customary acquisition agreement representations for limited condition acquisitions (or such other formulation thereof as may be agreed by the lenders providing such Incremental Facility); provided further that, in such a case, on the applicable LCT Test Date (and as a condition to the requested Incremental Facility), such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of such LCT Test Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date;
(B)no Default shall exist and be continuing or would result therefrom; provided that in the case of any Incremental Facility the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, at the election of the Company and to the extent agreed by the lenders providing such Incremental Facility, (x) as of the applicable LCT Test Date, no Default shall have occurred and be continuing or shall occur as a result thereof and (y) on the date of effectiveness of any such Incremental Facility and the making of any Loan thereunder, no Specified Default shall have occurred and be continuing or shall occur as a result thereof; and
(C)the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the financial covenants contained in Section 7.11 (and assuming such Incremental Facility is fully drawn and without netting any cash proceeds of such Incremental Facility for purposes of calculating the Consolidated Net Leverage Ratio or Consolidated Secured Net Leverage Ratio, as applicable); provided that in the case of any Incremental Facility the proceeds of which are to be used (in whole or in part) to finance a Limited Condition Transaction, if the Company so requests, to the extent agreed by the lenders providing such Incremental Facility, such compliance may be measured on the applicable LCT Test Date.
(ii)Each Revolving Credit Increase shall have the same terms as the outstanding Revolving Credit Loans and be part of the existing Revolving Credit Facility hereunder provided that upfront fees may be agreed between the Company and such Revolving Credit Increase Lender. Upon each Revolving Credit Increase (x) each Revolving Credit Lender having a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Credit Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (1) participations hereunder in Letters of Credit and (2) participations hereunder in Swing Line Loans, will, in each case, equal each Revolving Credit Lender’s Applicable Revolving Credit Percentages (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Revolving Credit Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from such Revolving Credit Increase, and the Company shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Revolving Credit Lenders as if such payments were effected by prepayments of Revolving Credit Loans.
(iii)To the extent that any Incremental Facility shall take the form of a Term Loan Increase or an Incremental Term Loan, this Agreement may be amended to the extent necessary (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans or Term Loan Increase), in form and substance reasonably satisfactory to the Administrative Agent and the Company, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that (i) if any terms taken as a whole are adverse to the material interests of the existing Lenders or would violate or be contrary to the terms of any other provision of this Section 2.16, as reasonably determined by the Administrative Agent, then that shall constitute a reasonable basis for the Administrative Agent not to be satisfied with such terms or amendment and (ii) except as expressly provided in this Section 2.16, no such terms or amendment shall contravene any of the terms of the then existing Loan Documents.
(iv)As a condition precedent to each Incremental Facility, all fees and expenses relating to each Incremental Facility, to the extent due and payable, shall have been paid in full.
(e)The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document with the Company as may be necessary or appropriate in order to establish any new Class or any increase in any Classes or sub-Classes in respect of Loans or Commitments pursuant to this Section 2.16 (including, for instance, to increase the amortization of any existing Class of Term Loans (or to provide for any existing Class of Term Loans to have (or to again have) amortization) in order to have such existing Class of Term Loans be “fungible” with any Incremental Term Facility that is to be added to such Loans) and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment or increase, as applicable, of such Classes or sub-Classes, in each case on terms consistent with this Section 2.16.
(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.17Cash Collateral.
(a)Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing for so long as such L/C Borrowing is outstanding, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate amount that is required to be held as Cash Collateral pursuant to the preceding sentence, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such required amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.
(b)Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash

Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.18Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required U.S. Term Lenders” and “Required Euro Term Lenders”.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or any Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(C)With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lenders, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)Defaulting Lender Cure. If the Company, the Administrative Agent, the applicable Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.19[Reserved].
2.20Foreign Guarantors.
(a)The Company may at any time after the Amendment No. 4 Effective Date (with the consent of the Administrative Agent, other than in the case of a Foreign Subsidiary organized under the laws of the same jurisdiction as a Designated Borrower), upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Foreign Subsidiary of the Company as a Foreign Guarantor hereunder by causing such Foreign Subsidiary to deliver to the Administrative Agent an executed Guaranty or other executed agreement reasonably satisfactory to the Administrative Agent pursuant to which it guarantees the Obligations or any portion thereof (it being understood that any Guaranty or other such agreement executed by a Foreign Guarantor shall only Guarantee Obligations of Foreign Obligors).
(b)The parties hereto acknowledge and agree that prior to any Foreign Subsidiary becoming a Foreign Guarantor the Administrative Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including any information and documentation reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its sole discretion.
(c)For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, no Foreign Guarantor shall be required to grant any Lien on Collateral in favor of the Administrative Agent for the benefit of the Secured Parties.
(d)Each Foreign Subsidiary that is or becomes a “Foreign Guarantor” pursuant to this Section 2.20 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto.
2.21Refinancing Amendments.
(a)Notwithstanding anything to the contrary in this Agreement, including Section 2.13 (which provisions shall not be applicable to this Section 2.21), the Company may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all Net Cash Proceeds of which are used to refinance in whole or in part any Class of Term Loans being refinanced. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Company proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative

Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:
(i)before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;
(ii)the final maturity date of the Refinancing Term Loans shall be no earlier than the Maturity Date of the refinanced Term Loans, provided that the requirements set forth in this clause (ii) shall not apply to any Permitted Earlier Maturity Debt or Qualified Bridge Facility;
(iii)the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the then-remaining weighted average life to maturity of the refinanced Term Loans, provided that the requirements set forth in this clause (iii) shall not apply to any Permitted Earlier Maturity Debt or Qualified Bridge Facility;
(iv)the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;
(v)all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms, optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Company and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Company in good faith) either (x) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness or (y) be substantially similar to, or no more restrictive to the Company and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms (a) are conformed or added for the benefit of the existing Facilities, (b) apply solely to any period after the Latest Maturity Date, or (c) are otherwise reasonably acceptable to the Administrative Agent);
(vi)with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to the Term Loans, such Liens shall be subject to intercreditor arrangements, if any, that are reasonably necessary or advisable (and reasonably satisfactory to the Administrative Agent) to give effect to such security interest;
(vii)there shall be no borrower (other than a Borrower) and no guarantors (other than a Guarantor) in respect of such Refinancing Term Loans;
(viii)Refinancing Term Loans shall (x) not be secured by any asset of the Company and its subsidiaries other than the Collateral and (y) for the avoidance of doubt, during a Collateral Release Period, be unsecured;
(ix)Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of a customary excess cash flow sweep) hereunder, as specified in the applicable Refinancing Amendment; and

(x)to the extent reasonably requested by the Lenders providing such Refinancing Term Loans, such Lenders shall have received (a) board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Amendment No. 4 Effective Date under Section 4.01, (b) customary legal opinions reasonably acceptable to such Lenders and (c) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by such Lenders in order to ensure that such Refinancing Term Loans are provided with the benefit of the applicable Loan Documents.
(b)The Company may approach any Lender or any other person that would be an Eligible Assignee pursuant to Section 10.06 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. The election of any Lender to agree to provide all or a portion of the Refinancing Term Loans shall not obligate any other Lender to provide the Refinancing Term Loans. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the applicable Borrower.
(c)Notwithstanding anything to the contrary in this Agreement, including Section 2.13 (which provisions shall not be applicable to this Section 2.21), the Company may by written notice to the Administrative Agent establish one or more additional facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Credit Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Company proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:
(i)before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied; (
(ii)after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;
(iii)no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Maturity Date for the Revolving Credit Commitments being replaced;
(iv)all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Company and the Lenders providing such Replacement Revolving Facility

Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Company, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Company in good faith) either (x) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness or (y) be substantially similar to, or no more restrictive to the Company and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms (a) are conformed or added for the benefit of the existing Facilities, (b) apply solely to any period after the Latest Maturity Date in effect at the time of incurrence, or (c) are otherwise reasonably acceptable to the Administrative Agent);
(v)there shall be no borrower (other than a Borrower) and no guarantors (other than a Guarantor) in respect of such Replacement Revolving Facility;
(vi)Replacement Revolving Facility Commitments and extensions of credit thereunder shall (x) not be secured by any asset of the Company and its subsidiaries other than the Collateral and (y) for the avoidance of doubt, during a Collateral Release Period, be unsecured;
(vii)if such Replacement Revolving Facility is secured by Liens on the Collateral that rank junior in right of security to the Revolving Credit Loans, such Liens will be subject to intercreditor arrangements, if any, as are reasonably necessary or advisable (and reasonably satisfactory to the Administrative Agent) to give effect to such Liens; and
(viii)to the extent reasonably requested by the Lenders providing such Replacement Revolving Facility Commitments, such Lenders shall have received (a) board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Amendment No. 4 Effective Date under Section 4.01, (b) customary legal opinions reasonably acceptable to such Lenders and (c) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by such Lenders in order to ensure that such Replacement Revolving Facility is provided with the benefit of the applicable Loan Documents.
(ix)Solely to the extent that an L/C Issuer is not a replacement issuing bank, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such L/C Issuer shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such L/C Issuer to withdraw as an L/C Issuer, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such L/C Issuer, as the case may be, in its sole discretion. The Company agrees to reimburse each L/C Issuer, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.
(d)The Company may approach any Lender or any other person that would be an Eligible Assignee of a Revolving Credit Commitment pursuant to Section 10.06 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. The election of any Lender to agree to provide all or a portion of the Replacement

Revolving Facility Commitments shall not obligate any other Lender to provide Replacement Revolving Facility Commitments. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments.
(e)Each issuance of Refinancing Term Loans and Replacement Revolving Facility Commitments shall be in an aggregate principal amount that is not less than $5,000,000, and an integral multiple of $1,000,000 in excess thereof.
(f)The Company and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable). Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof incurred or obtained other than during a Collateral Release Period shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Term Loans, Revolving Credit Loans, and other Obligations (except to the extent any such Refinancing Term Loans or Replacement Revolving Facility Commitments are secured by the Collateral on a junior lien basis in accordance with the provisions above).
(g)Any Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.21 and each of the parties hereto hereby consents to the transactions contemplated by this Section 2.21 (including, for the avoidance of doubt, payment of interest, fees or premium in respect of any refinancing Indebtedness on such terms as may be set forth in the relevant Refinancing Amendment in accordance with this Section 2.21).
(h)This Section 2.21 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
(i)
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and, for the avoidance of doubt, any Swing Line Lender and the term “Laws” includes FATCA.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of a Loan Party or the Administrative Agent, as the case may be) require the deduction or withholding of any Tax from any such payment by a Loan Party or the Administrative Agent, then such Loan Party or the Administrative Agent shall be entitled to make such deduction or withholding.

(ii)If any Loan Party or the Administrative Agent or other applicable withholding agent shall be required by the Code or any other applicable Laws to withhold or deduct any Taxes, including U.S. federal backup withholding and withholding taxes, from any payment, (A) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(a)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)Tax Indemnifications.
(i)Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount that a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(iii)Notwithstanding anything to the contrary in this Article III, no Subsidiary that is not a U.S. Person shall be liable for payment of additional amounts or indemnification with respect to any Indemnified Taxes (and reasonable expenses arising therefrom) attributable to Obligations hereunder of a Borrower that is a U.S. Person.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Laws other than the Code or by the taxing authorities of the jurisdiction pursuant to such applicable Laws to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any U.S. Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative

Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 3.01, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(iv)Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).
(e)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(f)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality. If any Lender determines that CRD VI or any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending

Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans or Euro Swing Line Rate Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans, SOFR Daily Floating Rate Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans, SOFR Daily Floating Rate Loans, Euro Swing Line Rate Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans and SOFR Daily Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(i)If in connection with any request for a Term SOFR Loan, a SOFR Daily Floating Rate Loan, Euro Swing Line Rate Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, SOFR Daily Floating Rate Loan or Euro Swing Line Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
    Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans, SOFR Daily Floating Rate Loans, Euro Swing Line Rate Loan or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of SOFR Daily Floating Rate Loans, Euro Swing Line Rate Loans or Alternative Currency Loans to the extent of the affected SOFR Daily Floating Rate Loans, Euro Swing Line Rate Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans and SOFR Daily Floating Rate Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Euro Swing Line Rate Loans or Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Euro Swing Line Rate Loan or Alternative Currency Loan, as applicable, immediately, in the case of an Alternative Currency Daily Rate Loan or Euro Swing Line Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan or Euro Swing Line Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan or Euro Swing Line Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
(ii)Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining Term SOFR because Term SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which Term SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide Term SOFR on a representative basis

(the date on which SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
(i)then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).

    If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

    Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(ii)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(iii)Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
    Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
    Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
    In connection with the implementation of a Successor Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(iv)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

3.04Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(a)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(b)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(c)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)any assignment of an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or
(d)any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan or Alternative Currency Term Rate Loan made by it at the Term SOFR rate or Alternative Currency Term Rate, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(a)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
3.07Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions to Amendment No. 4 Effective Date. Amendment No. 4 shall become effective on the date of satisfaction of the conditions to the Amendment No. 4 Effective Date set forth in Amendment No. 4.
4.02Conditions to All Credit Extensions. Subject to the terms of 1.03(d)(iii), to the extent the proceeds of any Loan are being used to finance a Limited Condition Transaction, the obligation of each Lender to honor any Request for Credit Extension (other than the initial Credit Extension and a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document delivered pursuant hereto or pursuant to another Loan Document shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Borrower, as to itself and to each of its Restricted Subsidiaries, represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the cases of clause (b) and (c) as would not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except as may have been obtained.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, receivership, moratorium, conservationship, or other laws of general application affecting the rights of creditors generally or by general principles of equity.

5.05Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries required under GAAP to be disclosed thereon as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(a)The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year end audit adjustments.
(b)Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(c)[Reserved].
(d)The consolidated forecasted balance sheet, statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s reasonable best estimate of its future financial condition and performance.
5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.07No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.
5.08Ownership of Property; Liens; Investments. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance.
(a)The Loan Parties and their respective Restricted Subsidiaries conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their respective Restricted Subsidiaries: (i) are, and within the past five years have been, in material compliance with all applicable Environmental Laws; (ii) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the past five years have been, in material compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Restricted Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental permits that may be required of any of them will be timely obtained and complied with, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained.
5.10Insurance. The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates.
5.11Taxes. The Company and each of its Restricted Subsidiaries have timely filed all foreign, federal, state and other material tax returns and reports required to be filed, and have timely paid all foreign, federal, state and other material Taxes (whether or not shown on a tax return), including in their capacity as a withholding agent, levied or imposed upon their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except for such failures that would not reasonably be expected to result in liabilities or exposure in excess of $25,000,000. There is no proposed material tax assessment against the Company or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement. The Dutch Borrower is resident for tax purposes in the Netherlands only.
5.12ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except with respect to any non-compliance that reasonably could be expected to result in liability in excess of $5,000,000. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received (i) a favorable determination letter from the IRS and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service or (ii) is subject to a favorable opinion or advisory letter to the effect that the form of such Plan is qualified under Section 401(a) of the Code. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(a)There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, (other than routine benefit claims), or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(b)Except where any of the following would not reasonably be expected to result in liability in excess of $5,000,000 (i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
5.13Subsidiaries; Equity Interests; Loan Parties. As of the Amendment No. 4 Effective Date, the Company has no other Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and, with respect to the Equity Interests not owned by Loan Parties, other Permitted Liens. As of the Amendment No. 4 Effective Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued, are fully paid and non-assessable. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Amendment No. 4 Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 2 of Amendment No. 4 is a true and correct copy of each such document as of the Amendment No. 4 Effective Date, each of which is valid and in full force and effect in each case.
5.14Margin Regulations; Investment Company Act. (a) Neither the Company nor any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(a)None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure.
(a)The Company has disclosed to the Administrative Agent and the Lenders (which disclosure may include filings on EDGAR) all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), at the Amendment No. 4 Effective Date (in the case of the presentation provided to the Lenders on or about March 24, 2026) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), contains any material misstatement of material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)As of the Amendment No. 4 Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.16Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.17Intellectual Property; Licenses, Etc. The Company and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where such failure to own or possess or such infringement, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Restricted Subsidiaries infringes upon any rights held by any other Person, except where the failure to own or possess such IP rights or where such conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.18Solvency. The Company and its Subsidiaries are, on a consolidated basis, Solvent.
5.19Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.20Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any of its Restricted Subsidiaries as of the Amendment No. 4 Effective Date, except as set forth on Schedule 5.20. Neither the Company nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.21OFAC. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof: (i) is an individual or entity that is, or is 50 percent or more owned by any individual or entity that is: (a) currently the target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals and Blocked Persons List or any similar list enforced by any OFAC or (c) located, organized, or ordinarily resident in a Designated Jurisdiction; or (ii) is an individual or entity that is, or is 50 percent or more owned or otherwise controlled by any individual or entity that is included on HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List, or any similar list enforced by any other relevant non-U.S. sanctions authority. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with Sanctions.
5.22Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in all material respects in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.23Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:
(a)Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)The Applicable Foreign Obligor Documents are, to the extent that the applicable jurisdiction prescribes legal forms for the same, in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
5.24Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.
5.25Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.26Outbound Investment . Neither the Company nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause Lenders to be in violation of the Outbound Investment Rules or cause Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:
6.01Financial Statements. Deliver to the Administrative Agent and each Lender (which delivery may be effected as provided in the last two paragraphs of Section 6.02), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event not later than the SEC Filing Date, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (which shall be deemed acceptable if such firm is one of the “Big Four”), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a “going concern” or like qualification solely with respect to, or resulting solely from, (x) an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or (y) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period);
(b)for each of the first three fiscal quarters of each fiscal year of the Company, as soon as available, but in any event not later than the SEC Filing Date, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the fiscal year in which such business plan and budget is delivered (including the fiscal year in which any Maturity Date occurs).
As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02Certificates; Other Information. Deliver to the Administrative Agent and each Lender (which delivery may be effected as provided in the last two paragraphs of this Section 6.02), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)[reserved];
(b)not later than five Business Days after each delivery of financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any statement (other than administrative notices) or report furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries the aggregate principal amount outstanding of which is not less than the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry (other than routine communications regarding the Company’s filings with the SEC or such agency) by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(f)[reserved];
(g)promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(h)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Sections 6.02(c) or (d) or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) the date such documents have been filed with the SEC and posted on EDGAR; or (iii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether

EDGAR, a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, any Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03Notices. Promptly notify the Administrative Agent and each Lender (which delivery may be effected as provided in the last two paragraphs of Section 6.02):
(a)of the occurrence of any Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case for clause (i) through (iii) above, individually or collectively, that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event in connection with which liability would reasonably be expected to exceed $5,000,000;
(d)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Company referred to in Section 2.10(b);
(e)of the occurrence of any event for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) or (iii); and
(f)of the occurrence of any event that gives rise to a Collateral Reinstatement Event.
Each notice pursuant to Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property other than Permitted Liens; and (c) all material Indebtedness, as and when due and payable and which, if unpaid, would reasonably be expected to result in a Material Adverse Effect or a Default or Event of Default hereunder, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent such concept is relevant under the Laws of the applicable jurisdiction of incorporation or organization) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the foregoing shall not prevent any Person from converting from one form of legal entity to another in a transaction otherwise permitted hereunder, so long as, in the case of a Loan Party, such Person complies with the requirements of Section 6.12(d)(ii).
6.06Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the relevant industries and countries in the operation and maintenance of its facilities.
6.07Maintenance of Insurance. (a) With respect to the Company and its domestic Subsidiaries, maintain with insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts and with such deductibles as are customarily carried under similar circumstances by such other Persons; and (b) with respect to Subsidiaries of the Company located in jurisdictions located outside the United States, maintain with reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business with similar value in such jurisdictions, of such types and in such amounts and with such deductibles as are customarily carried under similar circumstances by such other Persons in such jurisdictions and which insurance companies are financially sound as of the date of issuance or renewal of each such policy.
6.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Borrower or such Subsidiary, as the case may be.
6.10Inspection Rights. Permit (a) representatives and independent contractors of the Administrative Agent (together with any Lender accompanying the representatives or independent contractors of the Administrative Agent) and (b) each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, and independent public accountants, (i) up to one such visit per fiscal year made by the Administrative Agent shall be at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon at least three (3) Business Days’ advance notice to the Company and (ii) all such visits by any Lender shall be upon terms reasonably determined by such Lender and the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
6.11Use of Proceeds. Use the proceeds of (a) the Term Facilities on the Amendment No. 4 Effective Date to finance in part the Transactions and (b) the Revolving Credit Facility (i) on the Amendment No. 4 Effective Date to finance in part the Transactions and issue Letters of Credit and (ii) from time to time after the Amendment No. 4 Effective Date for working capital and other general corporate purposes of the Company and its Subsidiaries including Permitted Acquisitions and Restricted Payments not in contravention of any Laws or of any Loan Document.
6.12Covenant to Guarantee Obligations and Give Security.
    (a)    Annually at such time as the audited financial statements are required to be delivered pursuant to Section 6.01, any time after the Amendment No. 4 Effective Date that there is a Material Acquisition, the Company shall cause the Collateral and Guarantee Requirement to be satisfied.
(a)If, after the Amendment No. 4 Effective Date and other than during a Collateral Release Period, (i) any material assets are acquired by any Domestic Obligor or are held by any Restricted Subsidiary on or after the time it becomes a Domestic Obligor pursuant to this Section 6.12 or the Collateral and Guarantee Requirement (other than assets constituting Collateral under a Collateral Document that become subject to the Lien created by such Collateral Document upon acquisition thereof or constituting Excluded Assets) or (ii) any Material Commercial Tort Claim arises, then in any such case notify the Administrative Agent thereof no later than the earlier of (A) the date that the next Compliance Certificate is required to be delivered pursuant to Section 6.02(b) or (B) if such event results from a Material Acquisition, at the time of such Material Acquisition (in each case, as such period may be extended by the Administrative Agent in its reasonable discretion), and (upon request of the Administrative Agent for those assets and actions subject to such request pursuant to the Collateral and Guarantee Requirement) within forty-five (45) days after such occurrence or request (as such period may be extended by the Administrative Agent in its reasonable discretion) cause such assets to be subjected to a Lien securing the Obligations and take and cause the other Domestic Obligors to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions as required pursuant to the Collateral and Guarantee Requirement and/or the applicable Collateral Documents.
(b)Except as a result of any event or circumstance expressly addressed by Section 6.12(a) or (b) and other than during a Collateral Release Period, if at any time any Borrower obtains knowledge that the Collateral and Guarantee Requirement has not been satisfied with respect to assets of any Loan Party for any reason (including by reason of notice thereof by the Administrative Agent or any Lender), then within two (2) Business Days of receipt of such knowledge notify the Administrative Agent thereof and, within thirty (30) days after such notice (or such longer time period as agreed to by the Administrative Agent in its reasonable discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to such circumstance.
(c)Furnish (or cause to be furnished) to the Administrative Agent promptly (and in any event within fifteen (15) days prior or such other period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of organization or formation of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number or Federal taxpayer identification number.
(d)Promptly notify the Administrative Agent if any portion of the Collateral is damaged or destroyed, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(e)In connection with any requirement to take actions set forth in this Section 6.12 within a certain period of time, the Administrative Agent may grant extensions of such required time in its reasonable discretion.
6.13Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Domestic Obligor and Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents; provided that neither the Company nor any Subsidiary shall be responsible for maintaining any Lender’s qualification in any jurisdiction, or any other authorizations, consents, approval and licenses, exemptions, and filings and registrations, that may be required of any Lender to extend credit in the relevant jurisdiction.
6.14Compliance with Environmental Laws. Except where the failure to do so in any of the instances in this clause would not reasonably be expected to result in a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it, and in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.15Further Assurances. Promptly upon reasonable request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.
6.16[Reserved].
6.17Designation as Senior Debt. To the extent applicable at any time, designate all Obligations under this Agreement as “Designated Senior Indebtedness” (or similar term) under, and as defined in, any documentation with respect to Indebtedness that is subordinated to the Obligations.
6.18Anti-Corruption Laws. Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Amendment No. 4 Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);
(c)Customary Permitted Liens;
(d)deposits to secure the performance of bids, trade contracts, liability to insurance carriers and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, contractual or warranty obligations and other obligations of a like nature incurred in the ordinary course of business;
(e)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) (or securing appeal or similar bonds in connection therewith);
(f)Usual and customary rights of set off on deposit accounts in favor of depositary institutions, including any right of set-off or other security arising under the general terms and conditions (algemene bankvoorwaarden) in respect of bank accounts held by a Borrower in the Netherlands;

(g)Liens securing Indebtedness permitted under Sections 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;
(h)Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Amendment No. 4 Effective Date pursuant to a Permitted Acquisition, and (ii) on assets of any Loan Party or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Amendment No. 4 Effective Date, and, in each case, any modification, replacement, renewal, refinancing or extension thereof (which shall not increase the amount of Indebtedness secured or expand the assets secured by such Lien); provided that such Liens (A) are not incurred or created in anticipation of such transaction (B), only secure Indebtedness permitted under Section 7.02(f) and in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (C) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);
(i)Liens not otherwise permitted by the foregoing clauses of this Section 7.01 securing outstanding obligations in an aggregate principal amount (including unmatured obligations) at any time outstanding not to exceed the greater of (i) $165,000,000 and (ii) 50.0% of Consolidated EBITDA for the most recently completed Measurement Period; provided that so long as no Collateral Release Period is in effect, no such Lien shall attach to any asset that is, or is required to be, Collateral;
(j)Liens securing obligations not constituting Indebtedness for borrowed money in an amount not exceeding $25,000,000 at any time outstanding;
(k)Liens on assets of Foreign Subsidiaries that are not Loan Parties securing Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding; and
(l)Liens incurred to secure Obligations in respect of Indebtedness permitted to be incurred pursuant to Section 7.02(p).
7.02Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents (including Incremental Facilities, Refinancing Term Loans and Replacement Revolving Facilities);
(b)Indebtedness outstanding on the Amendment No. 4 Effective Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)intercompany Indebtedness owing (i) by a Domestic Obligor to a Domestic Obligor, (ii) by a Foreign Obligor to a Foreign Obligor, (iii) by a non-Loan Party to a non-Loan Party, (iv) by a non-Loan Party to a Loan Party, (v) by a Foreign Obligor to a Domestic Obligor, (vi) by a Domestic Obligor to a Foreign Obligor or (vii) by a Loan Party to a non-Loan Party; provided that (A) in the case of clauses (vi) and (vii), such Indebtedness in an aggregate principal amount exceeding $10,000,000 is subordinated to the Obligations under the Loan Documents of the obligated Loan Party under the Facilities in a manner reasonably satisfactory to the Administrative Agent and (B) in the case of clauses (iv) and (v), such Indebtedness shall (x) if the obligee is a Domestic Obligor, constitute “Pledged Collateral” under the Security and Pledge Agreement, (y) be on terms (including subordination terms) acceptable to the Administrative Agent and (z) be in an aggregate principal amount (for all such Indebtedness under clauses (iv) and (v)) at any time outstanding not exceeding the greater of (1) $250,000,000 and (2) 75% of Consolidated EBITDA for the most recently completed Measurement Period;
(d)Guarantees of (i) any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party of Indebtedness otherwise permitted hereunder of any other Restricted Subsidiary, whether or not such Restricted Subsidiary is a Loan Party, or (iii) any Loan Party in respect of Indebtedness of any Restricted Subsidiary that is not a Loan Party (so long as the Investment by such Loan Party is permitted by Section 7.03 (other than Section 7.03(e)); provided that, for the avoidance of doubt, each of the foregoing Guarantees shall constitute an Investment;
(e)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(g); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (1) $165,000,000 and (2) 50.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(f)Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Amendment No. 4 Effective Date pursuant to a Permitted Acquisition and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof); provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary (or Restricted Subsidiaries), or on the acquired assets, permitted by, and within the limitations set forth in Section 7.01(h);
(g)obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and shall include any Permitted Bond Hedge Transaction;
(h)unsecured Indebtedness of the Company or any Restricted Subsidiary; provided that (i) no more than $75,000,000 in the aggregate of such additional Indebtedness at any time outstanding may have a maturity date on or before the Latest Maturity Date then in effect under any of the Facilities (other than with respect to Qualified Bridge Facilities), (ii) the balance of such Indebtedness (A) shall have a maturity date later than the latest Maturity Date then in effect under any of the Facilities (other than with respect to Qualified Bridge Facilities) and (B) is otherwise on terms reasonably acceptable to the Administrative Agent, (iii) solely to the extent such Indebtedness is incurred after a Financial Covenant Adjustment has occurred, the Consolidated Net Leverage Ratio does not exceed 5.00 to 1.00 at the time of incurrence of such Indebtedness after giving pro forma effect thereto and (iv) immediately before and after giving pro forma effect to such Indebtedness, the Company and its Restricted Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 7.11, provided that, if such unsecured Indebtedness is being incurred to finance all or a portion of a Limited Condition Transaction, clause (iii) and this clause (iv) may be satisfied, at the election of the Company, on the applicable LCT Test Date, measured pro forma for such Indebtedness, such Limited Condition Transaction, and any other applicable customary pro forma adjustments;
(i)Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $115,000,000 and (ii) 35.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(j)Indebtedness of Foreign Subsidiaries in a principal amount not to exceed $150,000,000 at any time outstanding;
(k)unsecured Indebtedness owing by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary incurred pursuant to the Permitted Post-Closing Reorganization;
(l)Guarantees of Indebtedness of joint ventures of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $115,000,000 and (ii) 35.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(m)Indebtedness in an aggregate principal amount not to exceed 100% of the net cash proceeds received by the Company after the Amendment No. 4 Effective Date from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Equity Interests);
(n)other Indebtedness in an aggregate principal amount outstanding not to exceed the greater of (i) $165,000,000 and (ii) 50.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(o)Indebtedness incurred in connection with a Permitted Acquisition or any other Investment permitted hereunder, in an aggregate principal amount outstanding not to exceed the greater of (i) $115,000,000 and (ii) 35.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(p)Incremental Equivalent Debt; and
(q)Attributable Indebtedness in respect of Sale and Leaseback Transactions in an aggregate principal amount outstanding not to exceed the greater of (i) $115,000,000 and (ii) 35.0% of Consolidated EBITDA for the most recently completed Measurement Period;
(r)provided that notwithstanding anything herein to the contrary, in no event shall the aggregate principal amount of Bilateral Foreign Loan Facilities outstanding at any time exceed $150,000,000.
7.03Investments. Make or hold any Investments, except:
(a)Investments held by the Company and its Restricted Subsidiaries in the form of Cash Equivalents;

(b)advances to officers, directors and employees of the Company and Restricted Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)Investments (i) by any Loan Party or any Restricted Subsidiary in any Loan Party, so long as, in the case of an Investment made by a non-Loan Party in a Loan Party in the form of Indebtedness owing by such Loan Party, such Indebtedness is permitted to be incurred by the relevant Loan Party pursuant to Section 7.02, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by a Loan Party in a Restricted Subsidiary that is not a Loan Party either (A) constituting a capital contribution by a Loan Party of Equity Interests of Foreign Subsidiaries that are not Loan Parties or (B) otherwise in an aggregate amount at any time outstanding not to exceed the greater of (i) $250,000,000 and (ii) 75.0% of Consolidated EBITDA for the most recently completed Measurement Period and (iv) made pursuant to the Permitted Post-Closing Reorganization;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)Guarantees permitted by Section 7.02;
(f)additional Investments; provided that after giving effect to such Investment on a pro forma basis, the Consolidated Net Leverage Ratio is less than or equal to 3.50:1.00 as of the end of the most recently completed Measurement Period as of such time, so long as no Event of Default has occurred and is continuing (or would occur after giving pro forma effect to such Investment);
(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(h)Investments arising out of Indebtedness permitted under Section 7.02(g);
(i)Investments existing on the Amendment No. 4 Effective Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;
(j)Permitted Acquisitions;
(k)Investments in joint ventures and Unrestricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $115,000,000 and (ii) 35.0% of Consolidated EBITDA for the most completed Measurement Period;
(l)other Investments made after the Amendment No. 4 Effective Date, the amount of which at any time outstanding shall not exceed the greater of (i) $250,000,000 and (ii) 75.0% of Consolidated EBITDA for the most recently completed Measurement Period; and
(m)Investments that do not exceed the Cumulative Available Amount at such time; provided that (i) no Specified Default shall have occurred and be continuing or would result therefrom and (ii) immediately prior to and after giving effect to such Investment, the Company shall be in pro forma compliance with all of the financial covenants set forth in Section 7.11.

(n)    Notwithstanding anything to the contrary, in no event shall any Loan Party or any Restricted Subsidiary (i) Dispose of any Material Intellectual Property to any Unrestricted Subsidiary or (ii) contribute or otherwise Invest any Material Intellectual Property to or in any Unrestricted Subsidiary.
7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)any Restricted Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any wholly-owned Restricted Subsidiary is merging with another Restricted Subsidiary, a wholly-owned Restricted Subsidiary shall be the continuing or surviving Person;
(b)any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Loan Party (other than the Company);
(c)any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Restricted Subsidiary that is not a Loan Party or (ii) a Loan Party;
(d)in connection with any acquisition permitted under Section 7.03 or a Disposition permitted pursuant to Section 7.05, any Borrower or any Restricted Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of a Permitted Acquisition, such Borrower or such Restricted Subsidiary (or a replacement Restricted Subsidiary, in the case of a reverse triangular merger), as the case may be, shall be the Person surviving such merger, (ii) no Borrower or Restricted Subsidiary may merge with or into an Unrestricted Subsidiary and (iii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving Person;
(e)so long as no Default has occurred and is continuing or would result therefrom, each of the Company and any other Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Company is a party, the Company is the surviving entity and (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving entity; and
(f)any Restricted Subsidiary that has net assets with a Fair Market Value not in excess of $1,000,000 may be dissolved or liquidated.
7.05Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)(i) Dispositions of property by the Company or any Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party (except to the extent such Disposition consists solely of Equity Interests in a Foreign Subsidiary of such transferring Loan Party that is not a Loan Party); (ii) Dispositions of property by any Loan Party (other than the Company) to the Company or to another Loan Party (other than the Company); and (iii) Dispositions between or among non-Borrower Restricted Subsidiaries;
(e)Dispositions constituting Investments permitted by Section 7.03 and Restricted Payments permitted by Section 7.06;
(f)Dispositions of property acquired by the Company or any Restricted Subsidiary in a Permitted Acquisition not in excess of $50,000,000 in the aggregate for any such Permitted Acquisition (other than property used solely in connection with line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Amendment No. 4 Effective Date or any business substantially related or incidental thereto, for which there shall be no limit); provided that after giving effect to such Permitted Acquisition and such related Disposition, the Company or such Restricted Subsidiary is in compliance with Section 7.07;
(g)Dispositions by the Company and any Restricted Subsidiary as required by any regulatory authority or in connection with compliance with any antitrust Laws in connection with any Permitted Acquisition;
(h)Dispositions by the Company and its Restricted Subsidiaries of property pursuant to Sale and Leaseback Transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 from and after the Amendment No. 4 Effective Date;
(i)Dispositions in the nature of exclusive licenses of IP Rights not material (determined as of the date of the applicable license) to the business of the Company and its Restricted Subsidiaries;
(j)Dispositions by the Company and its Restricted Subsidiaries of accounts receivable arising in the ordinary course of business which are overdue or payable by a distressed company in connection with the compromise or collection thereof;
(k)Dispositions of bankruptcy claims of customers of the Company or any Subsidiary;
(l)Dispositions by Borrowers and their Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) such Disposition is for Fair Market Value and (iii) with respect to any Disposition under this Section 7.05(l) with a Fair Market Value in excess of $25,000,000, at least 75% of the value of the aggregate consideration received from such Disposition shall be in the form of cash or Cash Equivalents; provided that for purposes of this clause (iii), each of the following shall be deemed cash: (a) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, or otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $83,000,000 and (ii) 25.0% of Consolidated EBITDA for the most recently completed Measurement Period immediately prior to the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(m)Dispositions in the ordinary course of business by the Company and its Subsidiaries of accounts and notes receivable or bankers’ acceptances relating thereto for accounts generated from customers located in China and other jurisdictions in the Pacific Rim region;
(n)intercompany Dispositions by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary pursuant to the Permitted Post-Closing Reorganization;
(o)the unwinding of obligations with respect to Swap Contracts permitted hereunder; and
(p)the settlement or early termination of any Permitted Bond Hedge Transaction.
7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation to do so, except that:
(a)each Restricted Subsidiary may make Restricted Payments (i) to the Company, any Subsidiaries of the Company that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made and (ii) so long as no Default then exists or would result therefrom, to the Company and/or any other Restricted Subsidiary pursuant to the Permitted Post-Closing Reorganization;
(b)the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests other than Disqualified Equity Interests;
(d)the Company and each Restricted Subsidiary may make Restricted Payments so long as (i) no Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of such Restricted Payments paid or made in any fiscal year would not exceed the greater of (x) $33,000,000 and (y) 10.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period (with unused amounts being carried over to the immediately succeeding fiscal year);
(e)the Company and each Restricted Subsidiary may make Restricted Payments that do not exceed the Cumulative Available Amount at such time; provided that (i) no Specified Default shall have occurred and be continuing or would result therefrom and (ii) immediately prior to and after giving effect to such Restricted Payment, the Company shall be in pro forma compliance with all of the financial covenants set forth in Section 7.11.

(f)the Company and each Restricted Subsidiary may make Restricted Payments in an aggregate amount not exceeding the greater of (i) $100,000,000 and (i) 30% of Consolidated EBITDA as of the most recently completed Measurement Period so long as no Default shall have occurred and be continuing or would result therefrom;
(g)any other Restricted Payment may be made by the Company and its Restricted Subsidiaries so long as (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving pro forma effect thereto for the most recently ended Measurement Period (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Net Leverage Ratio is less than 3.00 to 1.00 at the time of such Restricted Payment;
(h)the Company may make Restricted Payments in order to effectuate regularly scheduled dividend payments in an aggregate amount per fiscal year not to exceed the greater of (i) $30,000,000 (with unused amounts being carried over to the immediately succeeding fiscal year) and (ii) 5% of Market Capitalization of the Company per annum;
(i)the Company may make Restricted Payments permitted in accordance with share repurchase programs approved by the board of directors of the Company;
(j)the Company and its Restricted Subsidiaries may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and
(k)the Company and its Restricted Subsidiaries may repurchase Equity Interests of the Company issued upon a conversion or exchange of any Permitted Convertible Indebtedness (and the payment of cash in lieu of fractional shares) with the proceeds of any other Permitted Convertible Indebtedness incurred substantially concurrently with such conversion or exchange.
7.07Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Amendment No. 4 Effective Date or any business substantially related or incidental thereto.
7.08Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that with respect to transactions between or among the Borrowers and any Restricted Subsidiaries that are not Borrowers, such terms shall be no less favorable to the Borrowers than a comparable arm’s length transaction, and provided further that the foregoing restrictions shall not apply to the following: (a) transactions among Borrowers which are jointly and severally liable hereunder; (b) transactions among other Restricted Subsidiaries; (c) Permitted Post-Closing Reorganizations; (d) Restricted Payments expressly permitted by Section 7.06; and (e) intercompany Indebtedness, Investments, and Dispositions that are expressly permitted by Sections 7.02, 7.03, and 7.05, respectively.
7.09Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than (1) this Agreement or any other Loan Document, and (2) any customary restrictions in any third-party financing agreement (x) with respect to Indebtedness otherwise permitted hereunder of a Foreign Subsidiary that is not a Loan Party (and which Indebtedness, except for Bilateral Foreign Loan Facilities, is not Guaranteed by any Loan Party), (y) with respect to Guarantees of Indebtedness of joint ventures otherwise permitted hereunder or (z) with respect to Incremental Equivalent Debt to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (as determined in good faith by the Company)) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, except for any agreement in effect (A) on the Amendment No. 4 Effective Date and set forth on Schedule 7.09 or (B) at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Company, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or any Borrower or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (I) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(e) or 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (II) any joint venture agreement entered into in the ordinary course of business to the extent it prohibits the pledge or the equity of or assets held by such joint venture or to the extent it provides conditions to the making of distributions by such joint venture; and (III) customary anti-assignment provisions in Contractual Obligations entered into in the ordinary course of business; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of Regulation U of the FRB.
7.11Financial Covenants. (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 2.75 to 1.00.
(a)Consolidated Net Leverage Ratio and Consolidated Secured Net Leverage Ratio. (i) Permit the Consolidated Net Leverage Ratio as of the last day of any Measurement Period to be greater than 4.25 to 1.00 or (ii) in lieu of the foregoing, at the Company’s option, solely to the extent (x) the Company has consummated a Qualified Notes Offering, (y) a Collateral Release shall not have occurred and be continuing and (z) the Term Facilities and Revolving Credit Facility are secured by the Collateral, permit the Consolidated Secured Net Leverage Ratio as of the last day of any Measurement Period to be greater than 3.50 to 1.00 (this clause (ii), the “Financial Covenant Adjustment”);
provided that, at the Company’s option, commencing with the fiscal quarter ending September 30, 2026, (i) in the case of clause (b)(i) above, the maximum Consolidated Net Leverage Ratio permitted by this Section 7.11 may be increased to 4.75 to 1.00 (each such election, a “Consolidated Net Leverage Ratio Increase”) and (ii) in the case of clause (b)(ii) above, the maximum Consolidated Secured Net Leverage Ratio may be increased to 4.00 to 1.00 (each such election, a “Consolidated Secured Net Leverage Ratio Increase”), in each case for the four fiscal quarters immediately following the consummation of an Acquisition by the Company or a Restricted Subsidiary where the aggregate consideration (including the amount of any earnout or other post-closing payment reasonably estimated to be paid) exceeds $75,000,000, beginning with the fiscal quarter in which such Acquisition is consummated (any such period, a “Leverage Ratio Increase Period”); provided further that, in any event (without regard to the making of more than one such Acquisition), (i) in the event that the required test under this Section 7.11 is based on the Consolidated Net Leverage Ratio, the maximum Consolidated Net Leverage Ratio permitted by this Section 7.11 must return to 4.25 to 1.00 for the fiscal quarter ending immediately following a Leverage Ratio Increase Period and (ii) in the event that the required test under this Section 7.11 is based on the Consolidated Senior Net Leverage Ratio, the maximum Consolidated Secured Net Leverage Ratio permitted by this Section 7.11 must return to 3.50 to 1.00 for the fiscal quarter ending immediately following a Leverage Ratio Increase Period.

7.12Amendments of Organization Documents. Amend any of its Organization Documents, except amendments that would not reasonably be expected to be material and adverse to the interests of the Lenders.
7.13Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as (i) required by GAAP or the rules of the SEC, (ii) recommended by the Company’s auditors and disclosed to the Lenders or (iii) agreed to by the Company’s auditors and not material, or (b) the fiscal year of the Company.
7.14Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated Indebtedness.
7.15[Reserved].
7.16Designation of Senior Debt. Designate any Indebtedness (other than the Obligations or Incremental Equivalent Debt) of the Company or any of its Restricted Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any subordinated Indebtedness and documents evidencing or governing any subordinated Indebtedness.
7.17Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction except as set forth in Section 7.02(q) and Section 7.05(h).
7.18Sanctions. Directly or, to the Company’s knowledge, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity that, at the time of such funding, is the target of Sanctions, or in any Designated Jurisdiction, or in any other manner that will result in a violation of Sanctions by any individual or entity acting on behalf of the Company (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise).
7.19Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
7.20Outbound Investment. The Company will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause Lenders to be in violation of the Outbound Investment Rules or cause Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Company or any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a) or (b), 6.02(b), 6.03(a) or (b), 6.05(a), 6.11 or Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, with respect to representations and warranties modified by materiality standards, in any respect) when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, if constituting a single Restricted Subsidiary, would be a Significant Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or files a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and, in the case of any appointments outside of the Netherlands, the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and, in the case of any proceedings instituted outside of the Netherlands, continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; provided that in the case of any insolvency proceedings in the Netherlands, no grace period is applicable, other than in the case of any frivolous or vexatious petitions for which a grace period of 15 calendar days applies; or

(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, if constituting a single Restricted Subsidiary, would be a Significant Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, if constituting a single Restricted Subsidiary, would be a Significant Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) such judgment is not paid by the applicable Loan Party or Significant Subsidiary, or (B) there is a period of 10 consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than the Other Secured Obligations), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof or solely due to the actions or inactions of the Administrative Agent within its exclusive control) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on any material amount of the Collateral purported to be covered thereby.
8.02Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings, Bilateral Foreign Loan Facilities and other Obligations arising under the Loan Documents, ratably among the Lenders, the Bilateral Foreign Facility Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Bilateral Foreign Loan Facilities, Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Bilateral Foreign Facility Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Laws.
Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under (a) Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be and (b) Bilateral Foreign Loan Facilities shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Company and/or the Bilateral Foreign Facility Lender. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence, and each Bilateral Foreign Facility Lender for which the Company and the Bilateral Foreign Facility Lender has given such notice, shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01Appointment and Authority. (a)Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Company shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(a)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan

Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the

Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents, Documentation Agents or other similar titles or roles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (l) of Section 10.01 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential Bilateral Foreign Facility Lender) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) Other Secured Obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not (and not required to be) a Loan Party, (iii) that constitutes Excluded Assets, or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;
(b)to release any Guarantor from its obligations under the Guaranty and other Loan Documents if such Person either (i) ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) is not otherwise required to be a Guarantor pursuant to the provisions of the Loan Documents (including by ceasing to be a Material Domestic Subsidiary); provided that the release of any Guarantor from its obligations under the Guaranty and other Loan Documents solely as a result of such Guarantor ceasing to be a wholly-owned Subsidiary shall only be permitted if such Guarantor becomes a non-wholly owned Subsidiary pursuant to a transaction or series of transactions entered into by the Company or its applicable Restricted Subsidiary for a bona fide business purpose (as determined in good faith by Company) and not for the purpose of causing such Subsidiary to cease to be a wholly-owned Subsidiary or to become an Unrestricted Subsidiary; and
(c)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted to be senior by Section 7.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative

Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities. Except as otherwise expressly set forth herein, no Cash Management Bank, Hedge Bank or Bilateral Foreign Facility Lender that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Subject to the next sentence but notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, Bilateral Foreign Facility Lender or the Company, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Bilateral Foreign Loan Facilities upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities). Each Cash Management Bank, Hedge Bank and Bilateral Foreign Facility Lender acknowledges and agrees that the Liens and Guarantees under the Loan Documents shall be released at such time as the Obligations, excluding those under the Secured Cash Management Agreements, Secured Hedge Agreements and Bilateral Foreign Loan Facilities, are repaid in full.
9.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such

Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X
MISCELLANEOUS
10.01Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Engagement Letter and the Fee Letters), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:
(a)no such amendment, waiver or consent shall waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b)any waiver of any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility after the Amendment No. 4 Effective Date shall require only the written consent of the Required Revolving Lenders;
(c)any amendment, waiver or consent that extends or increases the Commitment of any Lender (or reinstates any Commitment terminated pursuant to Section 8.02) shall require only the written consent of such Lender;
(d)any amendment, waiver or consent that postpones any date fixed by this Agreement or any other Loan Document for any scheduled payment (excluding, for the avoidance of doubt, mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document shall require only the written consent of each Lender entitled to such payment;
(e)any amendment, waiver or consent that reduces the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document shall require only the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)no such amendment, waiver or consent shall change (i) Section 8.03 or Section 2.13 without the written consent of each Lender or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b), in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the U.S. Term Facility, the Required U.S. Term Lenders, (ii) if such Facility is the Euro Term Facility, the Required Euro Term Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
(g)any amendment to (i) Section 1.06 or the definition of “Alternative Currency” shall require only the written consent of each Revolving Credit Lender and (ii) Section 2.15(b) to reduce the number or percentage of Lenders required to consent thereunder shall require only the consent of each Lender that would otherwise be required to consent thereunder;
(h)any change to (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), shall require the written consent of each Lender and (ii) the definition of “Required Revolving Lenders,” “Required U.S. Term Lenders,” or “Required Euro Term Lenders” shall require only the written consent of each Lender under the applicable Facility;
(i)no amendment, waiver or consent shall release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly set forth herein during a Collateral Release Period), without the written consent of each Lender;
(j)no amendment, waiver or consent shall release all or substantially all of (i) the value of the Guaranty of all Guarantors, taken as a whole, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone) or (ii) the value of the Company’s guaranty of the Obligations owing by the Dutch Borrower or any other Designated Borrower under the Loan Documents, without the written consent of each Lender;
(k)any amendment, waiver or consent to impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder shall require only the written consent of (i) if such Facility is the U.S. Term Facility, the Required U.S. Term Lenders, (ii) if such Facility is the Euro Term Facility, the Required Euro Term Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; and
(l)any amendment, waiver or consent that (x) subordinates, or has the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness for borrowed money and/or (y) subordinates, or has the effect of subordinating the Obligations to any other Indebtedness for borrowed money, in each case, shall require the written consent of each Lender affected thereby;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by such Swing Line Lender in addition to the Lenders required above, affect the rights or duties of any Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Engagement Letter and the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
    Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and Lenders affected thereby to amend the definition of “Alternative Currency” or “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

    Notwithstanding anything to the contrary herein, this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
    Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Company (1) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (2) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
    Notwithstanding the foregoing, the Administrative Agent and the Company may amend this Agreement to cure any ambiguity, inconsistency or manifest error without the consent of any other party hereto.
10.02Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party, the Administrative Agent, the L/C Issuer or either Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(a)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lenders, the L/C Issuer or the Loan Parties may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(b)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer

and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(d)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except such losses, costs, expenses and liability resulting from such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of (A) one primary counsel to the Administrative Agent, (B) one reasonably necessary firm of special and/or regulatory counsel to the Administrative Agent, and (C) one firm of local counsel to the Administrative Agent in each applicable jurisdiction (including each jurisdiction of each Foreign Obligor)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Arranger, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that for purposes of this clause (iii), legal fees and expenses shall be limited to the reasonable fees, disbursements and other charges of one primary counsel, one local counsel in each relevant jurisdiction (including each jurisdiction of each Foreign Obligor), one specialty counsel for each relevant specialty and, in the case where an actual or imminent conflict exists and the relevant Person notifies you in advance in writing of the conflict and engages separate counsel, one additional conflicts counsel for all such similarly situated Persons.
(a)Indemnification by the Company. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Arranger and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, or any of their respective directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto (collectively, the

“Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) such Indemnitee’s gross negligence, bad faith or willful misconduct or (y) such Indemnitee’s material breach of its obligations under this Agreement or under any other Loan Document or (B) result solely from a proceeding between or among Indemnitees, other than any claims against any Arranger, the Administrative Agent, any Swing Line Lender or the L/C Issuer in its respective capacity as such under the Facilities, and other than any claims arising out of any act or omission on the part of any Loan Party or their respective Subsidiaries or Affiliates, or any of their respective officers, directors, employees, agents, advisors or other representatives; provided, further, that in the case of legal expenses, the obligations of the Borrowers under this Section 10.04(b) shall be limited to the reasonable fees, disbursements and other charges of one primary counsel, one local counsel in each relevant jurisdiction (including each jurisdiction of each Foreign Obligor), one specialty counsel for each relevant specialty and, in the case where an actual or imminent conflict exists and the relevant Indemnitee notifies the Company in advance in writing of the conflict and engages separate counsel, one additional conflicts counsel for all such similarly situated Indemnitees. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, either Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).
(c)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the Borrowers shall assert, and each of the foregoing hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Borrower shall have any liability under this Agreement or any Loan Document, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this sentence shall not limit the Borrowers’ indemnity or reimbursement obligation to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is otherwise entitled to indemnification thereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(e)Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns. (a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (provided that any such assignment or deemed assignment solely as a result of redomestication of a Borrower from one state or jurisdiction of organization within the United States to another state or jurisdiction of organization within the United States shall require consent of the Administrative Agent only) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to either Swing Line Lender’s rights and obligations in respect of its Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof; and provided, further, that the Company’s consent shall not be required during the primary syndication of the Facilities;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the L/C Issuer and each Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility (each such consent not to be unreasonably withheld or delayed).
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at the expense of the Company) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(b)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)Participations. Any Lender may at any time, without the consent of, or notice to, the Company, the Administrative Agent, L/C Issuer or Swing Line Lender, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or a Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a

Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America or BofA Europe, as applicable, may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as one or more Swing Line Lenders. In the event of any such resignation as L/C Issuer or a Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or applicable Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or BofA Europe, as applicable, as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America or BofA Europe resigns as a Swing Line Lender, it shall retain all the rights of such Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(f)Disqualified Institutions. (i) No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of clause (i) above, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrowers shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.
(g)Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term Lender may, at any time, assign all or a portion of its Term Loans to a Borrower, the Company or a Subsidiary of the Company in accordance with the procedures set forth on Appendix A, pursuant to an offer made available to all Term Lenders on a pro rata basis (a “Dutch Auction”) or on a non-pro rata basis through open-market purchases, in each case, subject to the following limitations:
(i)if a Borrower or any of their respective Subsidiaries is the assignee, immediately and automatically, without any further action on the part of the Borrowers, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Lender to such Person, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Credit Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and such Person shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such assignment;
(ii)no proceeds of any Revolving Credit Loan or Swing Line Loan shall be used for any such assignment;
(iii)no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment; and
(iv)The Company and each Borrower shall, as of the date of the launch of the Dutch Auction, if applicable, and on the date of any such assignment, either (A) represent (the “MNPI Representation”) to the Administrative Agent and the Term Lenders that it does not have any material non-public information (“MNPI”) with respect to any Loan Party or any of their respective Subsidiaries that (1) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to the Borrowers, the Company or any of its Subsidiaries) prior to such time and (2) in such Person’s good faith determination could reasonably be expected to have a material effect upon (x) a Term Lender’s decision to assign all or a portion of its Term Loans to the Borrowers or the Company or (y) the market price of the Term Loans or (B) disclose to the relevant Lenders that it is not making such MNPI Representation.
10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of

Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee, or prospective assignee, in reliance on this clause (f)) or (iii) any actual or prospective insurers, reinsurers or brokers (and in each case their Related Parties) in connection with providing insurance, reinsurance or credit risk mitigation in connection with the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement, in a manner consistent with United States federal securities Laws, to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary, provided that, in the case of information received from any Loan Party or any Subsidiary after the Amendment No. 4 Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.
10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits

(general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness. This Agreement, and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or either Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IF THE DUTCH BORROWER, IS REPRESENTED BY AN ATTORNEY IN CONNECTION WITH THE SIGNING AND/OR EXECUTION OF THIS AGREEMENT (INCLUDING BY WAY OF ACCESSION TO THIS AGREEMENT) OR ANY OTHER AGREEMENT, DEED OR DOCUMENT REFERRED TO IN OR MADE PURSUANT TO THIS AGREEMENT, IT IS HEREBY EXPRESSLY ACKNOWLEDGED AND ACCEPTED BY THE OTHER PARTIES TO THIS AGREEMENT THAT THE EXISTENCE AND EXTENT OF THE ATTORNEY'S AUTHORITY AND THE EFFECTS OF THE ATTORNEY'S EXERCISE OR PURPORTED EXERCISE OF HIS OR HER AUTHORITY SHALL BE GOVERNED BY THE LAWS OF THE NETHERLANDS.

(a)SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)WAIVER OF VENUE. EACH OF THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
10.15WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED

TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers or any of their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender any Electronic Signature shall be promptly followed by such manually executed counterpart.

10.18USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and beneficial ownership regulations.
10.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.20Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.21Amendment and Extension Transactions.
(a)The Borrowers may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which, unless otherwise agreed to by the Administrative Agent, shall be in minimum increments of $1,000,000 and a minimum amount of $50,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company provided that any existing Lender approached with an Extension Offer may elect or decline, in its sole discretion, to accept such Extension Offer. If the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(b)The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the effective date of such Extension, (iii) the L/C Issuer and the Swing Line Lenders shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.
(c)The terms of each Extension shall be determined by the Borrowers and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the applicable Maturity Date for the extended Facility, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans of such Facility, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrowers and Guarantors with respect to the existing Revolving Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrowers and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).
(d)In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section.
(e)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
10.22Release and Reinstatement of Collateral.
(a)Release.
(i)Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral Reinstatement Event shall have previously occurred) a Collateral Release Event shall have occurred and be continuing, then all Collateral (other than Cash Collateral) and the Collateral Documents (other than Collateral Documents entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action (a “Collateral Release”). In connection with the foregoing, the Administrative Agent shall (and the Lenders hereby authorize the Administrative Agent to), at the Company’s request and at the Company’s sole cost and expense, promptly execute and file in the appropriate location and deliver to the Loan Parties such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary and reasonably requested by the Company to release the liens to be released pursuant hereto promptly upon request during any such Collateral Release Period.
(ii)Subject to the reinstatement provisions of Section 14 of the Security and Pledge Agreement, the Security and Pledge Agreement and each joinder agreement to the Security and Pledge Agreement, all obligations of the Loan Parties thereunder and all Liens arising under any other Loan Documents (excluding those Liens, obligations and liabilities that expressly survive the occurrence of a Collateral Release Event, including, without limitation, Liens on Cash Collateral) shall terminate and all such Collateral shall be released pursuant to any Collateral Release Event after the Amendment No. 4 Effective Date pursuant to Section 10.22(a)(i). Upon such termination of the Security and Pledge Agreement and release of other Liens under the Loan Documents, the Administrative Agent shall, at the request and sole expense of the Loan Parties, promptly deliver to the Loan Parties such termination statements and take such further actions as the Loan Parties may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred thereunder.
(iii)Subject to the reinstatement provisions of Section 14 of the Security and Pledge Agreement and any reinstatement provisions of any other Loan Document, the Security and Pledge Agreement and each joinder agreement to the Security and Pledge Agreement and each other Loan Document, and all obligations of the Loan Parties thereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of the Security and Pledge Agreement and other Loan Documents, the Administrative Agent shall, at the request and sole expense of the Loan Parties, promptly deliver to the Loan Parties such termination statements and take such further actions as the Loan Parties may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred thereunder.
(iv)Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time assets that constitute Collateral or a Subsidiary that is a Loan Party is Disposed of in accordance with the provisions hereof to a Person who is not a Loan Party or required to be a Loan Party hereunder, then such assets shall be released from the Lien under the Loan Documents or, as applicable, such Subsidiary shall be released from its obligations under the Loan Documents provided all other assets constituting Collateral shall remain subject to the Lien under the Loan Documents and all other Loan Parties shall remain bound by all of their obligations under the Loan Documents. In connection with the foregoing, the Administrative Agent shall (and the Lenders hereby authorize the Administrative Agent to), at the Company’s request and at the Company’s sole cost and expense, promptly execute and file in the appropriate location and deliver to the Loan Parties such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary and reasonably requested by the Company to release the liens to be released pursuant hereto promptly upon request of the Company.
(b)Reinstatement. Notwithstanding clause (a) above, if at any time (including after the prior occurrence of a Collateral Release Event) a Collateral Reinstatement Event shall occur, promptly thereafter all Collateral and Collateral Documents shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Permitted Liens) in the Collateral to the extent required by the Loan Documents and otherwise to satisfy the Collateral and Guarantee Requirement (including without limitation the delivery of documentation and taking of actions of the type described in the Collateral and Guarantee Requirement and Section 6.12) shall be taken within thirty (30) days of such event, which period may be extended by the Administrative Agent in its sole discretion; provided that for the avoidance of doubt, the provisions of this clause (b) shall not apply during the continuation of any Collateral Release Period. The Administrative Agent is hereby authorized to enter into any new Collateral Documents with any Collateral Reinstatement Event.

10.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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